UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

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☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-12

LIBBEY INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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(set forth the amount on which the filing fee is calculated and state how it was determined):

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LIBBEY INC. P.O. BOX 10060 300 MADISON AVENUE TOLEDO, OHIO 43699-0060

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

ON MAY 4, 2006

Dear Fellow Libbey Stockholder:

We will hold our 2006 Annual Meeting of Libbey stockholders on Thursday, May 4, 2006, at 2:00 p.m., Eastern Time, at the Libbey Corporate Showroom, 228 North Huron Street, Toledo, Ohio.

At the meeting, stockholders will:

•	elect 3 directors, each for a term of 3 years;

•	vote upon the 2006 Omnibus Incentive Plan;

•	vote to ratify the appointment of Ernst & Young LLP as Libbey’s independent auditors for our fiscal year ending December 31, 2006; and

•	transact such other business as properly may come before the meeting.

You are entitled to vote at the meeting if you were an owner of record of Libbey Inc. common stock at the close of business on March 10, 2006. If your ownership is through a broker or other intermediary, you will need to have proof of your stockholdings in order to be admitted to the meeting. A recent account statement, letter or proxy from your broker or other intermediary will suffice.

We hope you will vote by marking, signing and returning your proxy or voting instruction card as soon as possible, whether or not you plan to attend the meeting.

Management sincerely appreciates your support.

Sincerely,

John F. Meier

Chairman of the Board of Directors and

Chief Executive Officer

By Order of the Board of Directors,

Susan Allene Kovach

Secretary

March 30, 2006

Toledo, Ohio

LIBBEY INC.

PROXY STATEMENT

We have sent you this proxy statement because our Board of Directors is asking you to give your proxy (that is, the authority to vote your shares) to our proxy committee so that they may vote your shares on your behalf at our annual meeting of stockholders. The members of the proxy committee are John F. Meier, Richard I. Reynolds and Susan Allene Kovach. They will vote your shares as you instruct.

We will hold the meeting at the Libbey Corporate Showroom, 228 North Huron Street, Toledo, Ohio, on May 4, 2006, at 2:00 p.m., Eastern Time. This proxy statement contains information about the matters being voted on and other information that may be helpful to you.

We began the mailing to stockholders of this proxy statement and the enclosed proxy on or about March 30, 2006.

QUESTIONS AND ANSWERS

Who may vote?

You may vote if you were a holder of Libbey Inc. (“Libbey”) common stock at the close of business on March 10, 2006.

What may I vote on?

You may vote on the following proposals:

•	Proposal 1: Election of three nominees — John F. Meier, Carol B. Moerdyk and Gary L. Moreau — to serve as Class I directors;

•	Proposal 2: Approval of the Libbey Inc. 2006 Omnibus Incentive Plan; and

•	Proposal 3: Ratification of the appointment of Ernst & Young LLP as Libbey’s independent auditors for the 2006 fiscal year.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	Proposal 1: FOR each of John F. Meier, Carol B. Moerdyk and Gary L. Moreau to serve as Class I directors;

•	Proposal 2: FOR the Libbey Inc. 2006 Omnibus Incentive Plan; and

•	Proposal 3: FOR ratification of the appointment of Ernst & Young LLP as Libbey’s independent auditors for the 2006 fiscal year.

How do I vote?

You may vote by marking, signing and dating the enclosed proxy card or voting instruction card and returning it in the prepaid envelope. The proxy committee will vote your shares in accordance with your directions. If you return a proxy card but do not mark the boxes showing how you wish to vote, the proxy committee will vote your shares FOR each of the proposals, but only if you have signed and dated the card. Unsigned proxy cards will not be voted at all. If you are a stockholder of record (that is, if you are registered on our books), you also may vote in person by attending the meeting.

May I change my vote?

If you are a stockholder of record, you may change your vote or revoke your proxy, at any time before your shares are voted at the meeting, by:

•	sending us a proxy card dated later than your last vote;

•	notifying the Secretary of Libbey in writing; or

•	voting at the meeting.

If you hold your shares in “street name” through a broker or other nominee, you should contact your broker or nominee to determine how to change your vote or revoke your proxy.

How many outstanding shares of Libbey common stock are there?

At the close of business on March 10, 2006, which is the record date for the meeting, there were 14,052,013 shares of our common stock outstanding. Each share of common stock is entitled to one vote.

How big a vote do the proposals need in order to be adopted?

As long as a quorum is present either in person or by proxy at the Annual Meeting, each proposal must receive the votes of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting.

What constitutes a quorum?

Under our By-laws, the holders of a majority of the total shares issued and outstanding, whether present in person or represented by proxy, will constitute a quorum, permitting business to be transacted at the meeting.

How will votes be counted?

Votes cast in person or by proxy will be tabulated by the inspector of elections appointed for the meeting and will determine whether a quorum is present. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the matter to which the abstention applies. Broker non-votes will not be considered as present and entitled to vote with respect to that matter. The common stock outstanding on the record date held by the trustee under Libbey’s Retirement Savings Plan and Supplemental Retirement Plan will be voted by the trustee in accordance with written instructions from participants in these plans or, as to those shares for which no instructions are received, in a uniform manner as a single block in accordance with the instructions received with respect to the majority of shares of each respective plan for which instructions were received.

What are broker non-votes?

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to vote your shares with respect to certain matters unless you give your broker or nominee specific instructions as to how to vote. For example, unless brokers have received voting instructions from their customers, brokers may not vote their customers’ shares with respect to Proposal 2, Approval of the Libbey Inc. 2006 Omnibus Incentive Plan, or other non-routine matters. Non-voted shares on non-routine matters are called “broker non-votes.” They will not be counted in determining the number of shares necessary for approval but will be counted in determining whether there is a quorum.

How will voting be conducted on other matters raised at the meeting?

The proxy committee will vote on other matters that properly come before the meeting in accordance with the Board’s recommendation or, if no recommendation is given, in the discretion of the proxy committee.

When must stockholder proposals be submitted for the 2007 annual meeting?

A stockholder desiring to submit a proposal for inclusion in our Proxy Statement for the 2007 Annual Meeting must deliver the proposal so that we receive it no later than November 30, 2006. Any proposal submitted outside the processes of Rule 14a-8 under the Exchange Act will be considered untimely if submitted after February 13, 2007. We request that all such proposals be addressed to Susan Allene Kovach, Vice President, General Counsel and Secretary, Libbey Inc., 300 Madison Avenue, P.O. Box 10060, Toledo, Ohio 43699-0060.

STOCK OWNERSHIP

Who are the largest owners of Libbey stock?

The following table shows information with respect to the persons we know to be the beneficial owners of more than five percent of our common stock as of December 31, 2005.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Ariel Capital Management, LLC(1)	2,975,903	21.24
200 E. Randolph Drive, Suite 2900
Chicago, IL 60601

FMR Corp.(2)	866,700	6.19
82 Devonshire Street
Boston, MA 02109

Zesiger Capital Group LLC(3)	799,500	5.71
320 Park Avenue, 30th Floor
New York, NY 10022

Barclays Global Investors, NA.	763,032	5.45
Barclays Global Fund Advisors(4)
45 Fremont Street
San Francisco, CA 94105

(1)	Amendment No. 13 to Schedule 13G filed with the Securities and Exchange Commission on behalf of Ariel Capital Management, LLC, an investment advisor, indicates that, as of December 31, 2005, Ariel Capital Management, LLC is the beneficial owner of 2,975,903 common shares, with sole dispositive power with respect to 2,975,903 common shares and sole voting power with respect to 1,895,028 common shares. The schedule further states that all securities reported in the schedule are owned by investment advisory clients of Ariel Capital Management, LLC, none of which, to the knowledge of Ariel Capital Management, LLC, owns more than 5% of the class.

(2)

Amendment No. 2 to Schedule 13G filed with the Securities and Exchange Commission by FMR Corp., a parent holding company, on behalf of FMR Corp., Edward C. Johnson 3d, Fidelity Management & Research Company and Fidelity Low Priced Stock Fund, indicates that, as of December 31, 2005, Fidelity Management & Research Company (“Fidelity”), an investment advisor, is the beneficial owner of 866,700 common shares as a result of acting as investment adviser to various companies. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounts to 866,700 shares. The schedule further indicates that each of Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Funds, has sole power to dispose of the 866,700 common shares, and that neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, such power residing in the Funds’ Boards of Trustees.

(3)	Schedule 13G filed with the Securities and Exchange Commission on behalf of Zesiger Capital Group LLC, an investment advisor, indicates that, as of December 31, 2005, Zesiger Capital Group LLC is the beneficial owner of 799,500 common shares, with sole dispositive power as to 799,500 common shares and sole voting power as to 246,100 common shares. The schedule further states that all securities reported in the schedule are held in discretionary accounts that Zesiger Capital Group LLC manages, and that no single client of Zesiger Capital Group LLC owns more than 5% of the class.

(4)	Schedule 13G filed with the Securities and Exchange Commission on behalf of Barclays Global Investors, NA and Barclays Global Fund Advisors states that Barclays Global Investors, NA is the beneficial owner of 419,169 common shares, with sole voting power with respect to 355,715 common shares and sole dispositive power with respect to 419,169 common shares, and that Barclays Global Fund Advisors is the beneficial owner of 343,863 common shares, with sole voting and sole dispositive power over all such shares. The schedule further states that the shares reported are held by the company in trust accounts for the economic benefit of the beneficiaries of those accounts.

How much stock do Libbey’s directors and officers own?

In July 2004, our Board, in recognition of its belief that the financial interests of directors should be aligned with those of Libbey’s stockholders, adopted guidelines pursuant to which each director of the Company is required, prior to the expiration of his or her second full term, to own at least 4,000 shares of Libbey common stock. Compliance with this guideline may be achieved through direct ownership of shares of our common stock, through deferral of director compensation into an account, the value of which is based upon the value of our common stock plus dividends (as described under “Libbey Corporate Governance — How are Libbey’s directors compensated?” below), or through a combination of these means. For those directors who already have served two full terms, or whose second terms are nearing completion, and who, as of the date on which the guidelines were adopted, had not achieved the requisite stock ownership, the Nominating and Governance Committee of the Board has discretion to establish transition plans.

The following table shows, as of March 10, 2006, the number of shares of our common stock, and percentage of all issued and outstanding shares of our common stock, that are beneficially owned (unless otherwise indicated) by our directors, the executive officers named in the Executive Summary Compensation Table below and our directors and executive officers as a group. Our address is the address of each director and executive officer set forth below. The shares owned by the executive officers set forth below include the shares held in their accounts in the Retirement Savings Plan. An asterisk indicates ownership of less than one percent of the outstanding stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Carlos V. Duno	1,000	*

William A. Foley(2)	100	*

Daniel P. Ibele(3)	78,525	*

Susan A. Kovach(3)	23,183	*

Peter C. McC. Howell(2)(4)	1,750	*

John F. Meier(3)(5)	271,826	1.93

Deborah G. Miller(2)	2,000	*

Carol B. Moerdyk(2)	900	*

Gary L. Moreau	500	*

Richard I. Reynolds(3)	203,634	1.44

Terence P. Stewart(2)	928	*

Kenneth G. Wilkes(3)	119,309	*

Directors & Executive Officers as a Group(3)(2)	863,864	6.14

(1)	For purposes of this table, a person or group of persons is deemed, as of a given date, to have beneficial ownership of any shares that such person has the right to acquire within 60 days after that date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security that the person has the right to acquire within 60 days of that date is deemed outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person not owning a similar right. The information includes all currently exercisable options granted to Messrs. Meier, Reynolds, Wilkes and Ibele and Ms. Kovach. The number of shares beneficially owned includes shares subject to options as follows: Mr. Meier—220,000; Mr. Reynolds—163,000; Mr. Wilkes—100,000; Mr. Ibele—71,500; Ms. Kovach—22,000; and all executive officers as a group—719,147.

(2)	Pursuant to the Directors’ Deferred Compensation Plan described under “Libbey Corporate Governance—How are Libbey’s directors compensated?” below, each outside director may elect to defer all or a portion of the annual retainer and fees paid to the director into an account, the value of which is based upon the value of our common stock plus dividends. Pursuant to the 2006 Deferred Compensation Plan for Outside Directors, adopted effective January 1, 2006, each outside director may elect to defer all or a portion of the annual retainer and fees paid to the director either into a subaccount that is deemed invested in our common stock or a subaccount that has a fixed rate of return equal to the average yield on 10-year treasuries (determined as of the last day of the calendar quarter in which interest is being computed). As of March 10, 2006, each of Messrs. Foley, Howell, Stewart and Moreau, Ms. Miller and Ms. Moerdyk had balances in these accounts equal to the following number of shares, which are not included in the above table: Mr. Foley—11,422 shares; Mr. Howell—5,202 shares; Ms. Miller—2,125 shares; Ms. Moerdyk—13,564 shares; Mr. Moreau—144 shares; and Mr. Stewart—11,407 shares.

(3)	The table includes the number of equivalent shares of common stock that Messrs. Meier, Reynolds, Wilkes and Ibele and Ms. Kovach, and all officers as a group, held in the Libbey Inc. Retirement Savings Plan as of March 10, 2006.

(4)	Includes 750 shares held by family members of Mr. Howell. Mr. Howell disclaims any beneficial interest in such shares.

(5)	Includes 8,406 shares held by family members of Mr. Meier. Mr. Meier disclaims any beneficial interest in such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on our review of filings with the Securities and Exchange Commission and written representations that no other reports were required to be filed by the relevant persons, we believe that, during the fiscal year ending December 31, 2005, all officers, directors and greater-than-ten-percent beneficial owners complied with the filing requirements applicable to them pursuant to Section 16 of the Exchange Act, except that 1 transaction by Mr. Foley was not reported on a timely-filed Form 4, but subsequently was reported on Form 4.

LIBBEY CORPORATE GOVERNANCE

Who are the current members of Libbey’s Board of Directors?

Libbey’s Certificate of Incorporation and By-Laws provide that the Board of Directors is divided into 3 classes. The following table shows information with respect to the members of the Board of Directors on the date of this proxy statement:

Director	Age	Experience	Board Committee Assignments	Director Since
Carlos V. Duno (Class II)	58	CDuno Consulting, CEO and Owner, November 2004 to present; Clean Fuels Technology, Chairman & CEO, from June 2001 to October 2004; Vitro, S.A., Monterrey, Mexico, President Business Development and Planning, from 1995 to 2001.	Member, Audit Committee; Member, Nominating and Governance Committee	2003

William A. Foley (Class III)	58	Chairman and CEO of both Intelligence Inc. and Think Well Inc. and Co-founder of Entrenu Holdings LLC; Chairman and Chief Executive Officer of LESCO Inc. from July 1993 to April 2002.	Chair, Compensation Committee; Member, Nominating and Governance Committee	1994
Peter C. McC. Howell (Class II)	56	From 1997 to present, advisor to various business enterprises in the areas of acquisitions, marketing and financial reporting; Chairman and Chief Executive Officer of Signature Brands USA, Inc. (formerly known as Health o meter, Inc.) from August 1994 to August 1997; President, Chief Executive Officer and a director of Mr. Coffee, inc. from 1989 to 1994. Mr. Howell is a member of the board of directors of Pure Cycle Corporation (NASDAQ: PCYO) and Global Lite Array (BVI) Inc.	Member, Audit Committee; Chair, Nominating and Governance Committee	1993

Director	Age	Experience	Board Committee Assignments	Director Since

John F. Meier (Class I)	58	Chairman of the Board and Chief Executive Officer of Libbey since June 1993; Director, Cooper Tire and Rubber Company (NYSE: CTB), since 1997. Director of Applied Industrial Technologies (NYSE: AIT), since October 2005.		1987

Deborah G. Miller (Class III)	56	Chief Executive Officer of Enterprise Catalyst Group, a consulting firm specializing in high technology and biotechnology transformational applications, from 2003 to present, and in that role, President, Chief Executive Officer and Chairman of Ascendant Systems and, since March 10, 2006, Vice President, Ascendant Systems, of Research in Motion Limited; President and Chief Executive Officer of Egenera from April 2002 to 2003; from November 2001 to March 2002, Chief Executive Officer, On Demand Software; from May 2001 to September 2001, Chief Executive Officer, OPI Software; from September 1999 to April 2001, Chief Executive Officer, CoVia; and from September 1998 to September 1999, President and Chief Operating Officer, 2Bridge Software. Ms. Miller also serves on the board of directors of Sentinal Group Funds, Inc.	Member, Compensation Committee; Member, Nominating and Governance Committee	2003

Director	Age	Experience	Board Committee Assignments	Director Since
Carol B. Moerdyk (Class I)	55	Senior Vice President, International, OfficeMax, Incorporated, from August 2004 to present; Senior Vice President, Administration, Boise Cascade Office Products Corporation, from January 2004 to August 2004; Senior Vice President, North American and Australasian Contract Operations, Boise Cascade Office Products Corporation from 1998 through 2003; Chief Financial Officer, Boise Cascade Office Products Corporation, from 1995 to 1998. Director of American Woodmark Corporation (NASDAQ: AMWD) since May 2005.	Chair, Audit Committee; Member, Compensation Committee	1998

Gary L. Moreau (Class I)	51	Writer, lecturer and advisor primarily in the areas of management and corporate governance; President of Pratt’s Hollow Advisors LLC (business consulting) from 1999 to 2003; President and Chief Executive Officer of Lionel L.L.C. from 1996 to 1999; President and Chief Operating Officer of Oneida Ltd. from 1991 to 1996. Mr. Moreau is a member of the board of directors of GSW Inc. (Toronto Stock Exchange: GSW.A and GSW.SV.B).	Member, Audit Committee; Member, Compensation Committee	1996

Richard I. Reynolds (Class II)	59	Executive Vice President and Chief Operating Officer of Libbey from November 1995 to present; Vice President and Chief Financial Officer of Libbey from 1993 to 1995.		1993

Terence P. Stewart (Class III)	57	Managing partner of Stewart and Stewart, a Washington, D.C.-based law firm that specializes in trade and international law issues, where he has been employed since 1976.		1997

Does Libbey have Corporate Governance Guidelines?

Our Board of Directors has adopted Corporate Governance Guidelines that govern the Board of Directors. Our Corporate Governance Guidelines, as well as the charters for each of the Audit, Compensation and Nominating and Governance committees, are available on our website (www.libbey.com).

How are Libbey’s directors compensated?

In 2005, our non-management directors received the following compensation:

Outside Director	Annual Cash Retainer	Committee Chair Retainer(1)	Meeting Fees(2)	Other Fees(3)	Total
Carlos V. Duno	$25,000	0	$19,250	1,500	$45,750
William A. Foley	$25,000	$5,000	$19,750	$4,000	$53,750
Peter C. McC. Howell	$25,000	$5,000	$20,250	$3,000	$53,250
Deborah G. Miller	$25,000	0	$18,250	1,500	$44,750
Carol B. Moerdyk	$25,000	$7,500	19,000	$1,500	$53,000
Gary L. Moreau	$25,000	0	$21,000	$2,000	$48,000
Terence P. Stewart	$25,000	0	$11,000	0	$36,000

Total	$175,000	$17,500	$128,500	$13,500	$334,500

(1)	The chairperson of the Audit committee receives an additional fee in the amount of $7,500 per year, and the chairpersons of the Compensation and Nominating and Governance committees receive an additional fee in the amount of $5,000 per year.

(2)	Each outside director receives a fee for attendance at telephonic Board and committee meetings of $500 per meeting; a fee for attendance at other Board meetings of $1,500 per meeting; and a fee for attendance at other committee meetings of $750 per meeting.

(3)	Outside directors may be paid a fee of $500 per half day for performance of special Board or committee business requested of the director, such as a meeting with a prospective Board member or an outside consultant on behalf of the Board or a committee.

The retainer and all fees are payable in cash or, pursuant to the Directors’ Deferred Compensation Plan, subject to deferral into an account, the value of which is based upon the value of our common stock plus dividends. In 2005, each of the directors except Messrs. Moreau, Duno and Foley and Ms. Miller elected to defer all or a portion of the retainer and fees. Effective January 1, 2006, directors may elect, pursuant to the 2006 Deferred Compensation Plan for Outside Directors, to defer all or any part of the retainer and fees payable to them into either a subaccount that is deemed invested in our common stock or a subaccount that has a fixed rate of return equal to the average yield on 10-year treasuries (determined as of the last day of the calendar quarter in which interest is being computed). Management directors do not receive additional compensation for service on the Board of Directors.

In addition to the retainers and fees listed above, the Company reimburses the directors for their travel expenses incurred in attending meetings of the Board or its committees, as well as for fees and expenses incurred in attending director education seminars and conferences. The directors do not receive any other personal benefits.

What is the role of the Board’s committees?

Our Board of Directors currently has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Audit Committee.    The Board of Directors adopted an Audit Committee Charter in 2000 and updated the Audit Committee Charter in 2004. The Audit Committee Charter is available on Libbey’s website (www.libbey.com).

The functions of the Audit Committee are described under the heading “Audit-Related Matters; Report of the Audit Committee” below. The Audit Committee met 7 times during 2005. On February 7, 2006, the Board selected the members of the Audit Committee for the coming year, as shown above. The Board has determined that all members of the Audit Committee are independent, within the meaning of

SEC regulations, the listing standards of the New York Stock Exchange and our Corporate Governance Guidelines. The Board has further determined that Ms. Moerdyk, the current chair of the Audit Committee, Mr. Howell, the immediate past chair of the Audit Committee, Mr. Duno and Mr. Moreau are qualified as audit committee financial experts, as defined in SEC regulations, and that each of Ms. Moerdyk, Mr. Howell, Mr. Duno and Mr. Moreau is financially literate and has accounting and related financial management expertise.

Compensation Committee.    The functions of the Compensation Committee are described under the heading “Executive Compensation; Report of the Compensation Committee” below. The Compensation Committee met 7 times during 2005. On February 7, 2006, the Board selected the members of the Compensation Committee for the coming year, as shown above. The Board has determined that all members of the Compensation Committee are independent, within the meaning of the listing standards of the New York Stock Exchange and our Corporate Governance Guidelines.

Nominating and Governance Committee.    The Nominating and Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of our Corporate Governance Guidelines. The Committee also is responsible for establishing a selection process for new directors to meet the needs of the Board, for evaluating and recommending candidates for Board membership, for assessing the performance of the Board and reviewing that assessment with the Board and for establishing objective criteria to evaluate the performance of the Chief Executive Officer. The Committee also is responsible for succession planning and reporting to the Board trends in director compensation practices and the competitiveness of the Company’s director compensation practices. The Nominating and Governance Committee met 5 times in 2005. On February 7, 2006, the Board selected the members of the Nominating and Governance Committee for the coming year, as shown above. The Board has determined that all of the members of the Committee are independent, within the meaning of the listing standards of the New York Stock Exchange and our Corporate Governance Guidelines.

Who coordinates executive sessions of the Board’s non-management directors?

At each regularly scheduled meeting of the Board, the Board (excluding management directors) meets in executive session outside the presence of management. In order to provide continuity, the Board has designated Gary L. Moreau to coordinate these executive sessions.

How does the Board select nominees for the Board?

New directors are selected following review and evaluation by the Nominating and Governance Committee, which also proposes and reviews the criteria for membership at least biannually and the selection process. The Nominating and Governance Committee solicits input from all Board members and makes its recommendation to the Board. An invitation to join the board is extended by the Chairman of the Board on behalf of the Board. A shareholder who wishes to recommend a prospective nominee for the Board may notify our Corporate Secretary or any member of the Nominating and Governance Committee in writing, including such supporting material as the shareholder deems appropriate. Candidates for director nominated by stockholders will be given the same consideration as candidates nominated by other sources.

The Board in its Corporate Governance Guidelines has determined that Board members must satisfy the following standards and qualifications:

•	Board members must possess the highest professional and personal ethics and values, consistent with longstanding company values and standards;

•	Board members must possess broad experience at the policy-making level in business, government, education, technology or public interest;

•	Board members must possess a commitment to enhancing shareholder value;

•	Board members must possess and devote sufficient time to carry out their duties and to provide insight and practical wisdom based upon experience;

•	Board members must possess expertise in areas that add strategic value to the Board, given the then-current composition of the Board, including, among other areas of expertise, experience as a chief executive officer or chief operating officer of a public company; expertise in finance, information technology, marketing, operations or supply chain management; and/or knowledge of business in foreign locations strategic to our then-current or potential future operations.

In addition, the Board seeks directors who, as compared to then-existing members of the Board, are diverse with respect to geography, employment, race or gender.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees.

The Nominating and Governance Committee employed the services of a third-party search firm to identify and recruit Ms. Moerdyk to the Board in 1998, and, under its charter, the Nominating and Governance Committee continues to have the authority to employ the services of a third-party search firm in fulfilling its duties to select nominees to the Board.

How does the Board determine which directors are considered independent?

In 2004 the Board adopted its Corporate Governance Guidelines, which, among other things, combine the Board’s previously adopted Mission Statement and Libbey Inc. Guidelines for its Board of Directors. The Board intends that the Corporate Governance Guidelines meet or exceed the listing standards adopted by the New York Stock Exchange.

Pursuant to the Corporate Governance Guidelines, the Board has made a determination as to the independence of each of the members of the Board. In making this determination, the Board has considered the existence or absence of any transactions or relationships between each director or any member of his or her immediate family and Libbey and its subsidiaries and affiliates, including those reported under the heading “Certain Relationships and Related Transactions—What related transactions involved directors?” below. The Board also examined the existence or absence of any transactions or relationships between directors or their affiliates and members of Libbey’s senior management or their affiliates.

As provided in the Guidelines, the purpose of this review was to determine whether there is any relationship that is inconsistent with a determination that a director is independent of Libbey or its management. Specifically, the Guidelines preclude a determination by the Board that a director is independent if there is any business relationship between Libbey and the particular director or an organization of which the particular director is a shareholder, partner or officer, irrespective as to how de minimis the relationship may be, or if the director otherwise does not meet the independence requirements set forth in the listing standards of the New York Stock Exchange.

As a result of this review, the Board has affirmatively determined that Carlos V. Duno, William A. Foley, Peter C. McC. Howell, Deborah G. Miller, Carol B. Moerdyk and Gary L. Moreau are independent of Libbey and its management under the standards set forth in the Corporate Governance Guidelines. Messrs. Meier and Reynolds are considered inside directors because of their employment as senior executives of Libbey. Mr. Stewart is considered a non-independent director because in the past 3 years Stewart and Stewart, the law firm of which Mr. Stewart is managing partner, has provided legal services to Libbey in connection with international trade matters and is expected to continue to do so.

How often did the Board meet during fiscal 2005?

The Board of Directors met 9 times during 2005. Five of these meetings were regularly scheduled meetings and 4 of them were special meetings. During 2005, each incumbent member of the Board of Directors attended 75% or more of the aggregate number of meetings of the Board, and each incumbent member of the Board of Directors attended at least 75% of the aggregate number of meetings of the committees of the Board that he or she was eligible to attend.

Certain Relationships and Related Transactions—What related party transactions involved directors?

During 2005 the law firm of Stewart and Stewart, of which Mr. Stewart is managing partner, received fees of approximately $40,826 from us for legal services in connection with various international trade matters, including the international trade aspects of other legal matters. We anticipate that we will continue to utilize the legal services of Stewart and Stewart in the future in connection with international trade matters.

How do stockholders communicate with the Board?

Stockholders and other parties interested in communicating directly with the non-management directors as a group may do so by writing to Non-Management Directors, Libbey Inc., 300 Madison Avenue, P.O. Box 10060, Toledo, Ohio 43699-0060. The Nominating and Governance Committee has approved a process for handling letters that we receive and that are addressed to the non-management members of the Board. Under that process, the Corporate Secretary is responsible for reviewing all such correspondence and regularly forwarding to the non-management members of the Board a summary of all correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the function of the Board or committees thereof or that the Corporate Secretary otherwise determines requires the attention of the Board. Directors may, at any time, review a log of all correspondence that we receive and that are addressed to the Non-Management Directors or other members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are brought immediately to the attention of our internal auditors and Audit Committee and are handled in accordance with procedures established by the Audit Committee with respect to such matters.

Are Libbey’s Corporate Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters available to stockholders?

Our Corporate Governance Guidelines and Code of Business Conduct and Ethics (which applies to all of our employees, officers and directors), as well as the Charters for each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, are available on our website (www.libbey.com).

Are Libbey’s directors required to attend Libbey’s annual meeting of stockholders?

While our directors are not required to attend our annual meeting of stockholders, we typically schedule a meeting of the Board of Directors to take place at the same location and on the same day as the annual meeting of stockholders. As a result, we anticipate that a substantial majority of our directors will be present at the annual meeting of stockholders to be held on May 4, 2006. In 2005, all members of the Board of Directors attended our annual meeting of stockholders.

AUDIT-RELATED MATTERS

Who are Libbey’s auditors?

Upon the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP as Libbey’s independent auditors for the fiscal year ending December 31, 2006. Although ratification by the stockholders is not required by law, the Board of Directors believes that you should be given the opportunity to express your views on the subject. See “Proposal 3—Ratification of Auditors” below.

A representative of Ernst & Young LLP is expected to attend the Annual Meeting and will have an opportunity to make a statement if the representative so desires. The representative will be available to respond to appropriate questions.

What fees has Libbey paid to its auditors for Fiscal 2005 and 2004?

Fees for services rendered by Ernst & Young LLP for the years ended December 31, 2005 and 2004 are as follows:

Nature of Fees	2005 Fees	2004 Fees
Audit Fees(1)	$814,110	$1,023,586
Audit Related Fees(2)	$59,000	$154,322
Tax Fees(3)	$3,970	$9,350
All Other Fees	0	0

Total	$879,085	$1,189,262

(1)	Fees for audit services include fees associated with the annual audit of the Company’s internal controls, the annual audit of financial statements and the reviews of the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.

(2)	Audit-related fees principally include fees for audits of the Company’s benefit plans and consultations with respect to accounting and auditing matters and audited-related matters associated with our acquisition of Crisal-Cristalaria Automática S.A.

(3)	Tax services relate to expatriate compliance and consulting services. Of those amounts, for the fiscal years ended December 31, 2005 and December 31, 2004, $3,970 and $9,350, respectively, related to tax compliance and preparation, and the balance related to other tax fees.

All audit-related, tax and other services were pre-approved by the Audit Committee, which concluded that the provision of these services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its audit functions. The Audit Committee’s policy regarding auditor independence requires pre-approval by the Audit Committee of audit, audit-related and tax services on an annual basis. The policy requires that engagements that the auditors or management anticipates will exceed pre-established thresholds must be separately approved. The policy also provides that the Committee will authorize 1 of its members to pre-approve certain services. The Committee has appointed Carol B. Moerdyk, Chair of the Committee, to pre-approve these services.

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee oversees the integrity of our financial statements on behalf of the Board of Directors; the adequacy of our systems of internal controls; our compliance with legal and regulatory requirements; the qualifications and independence of our independent auditors; and the performance of our independent auditors and of our internal audit function.

In fulfilling its oversight responsibilities, the Audit Committee has direct responsibility for, among other things:

•	confirming the independence of our independent auditors;

•	the appointment, compensation and retention of our independent auditors;

•	reviewing the scope of the audit services to be provided by our independent auditors, including the adequacy of staffing and compensation;

•	approving non-audit services;

•	overseeing management’s relationship with our independent auditors;

•	overseeing management’s implementation and maintenance of effective systems of internal and disclosure controls; and

•	reviewing our internal audit program.

The Audit Committee reviews and discusses with management and the independent auditors all annual and quarterly financial statements prior to their issuance. The Audit Committee’s discussions with management and the independent auditors include a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee met both with management and with the independent auditors who are responsible for auditing the financial statements prepared by management and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Audit Committee also met with the independent auditors and the internal auditors without management being present. The Audit Committee discussed with the independent auditors and management the results of the independent auditors’ examinations; their judgments as to the quality, not just the acceptability, of our accounting principles; the adequacy and effectiveness of our accounting and financial internal controls; the reasonableness of significant judgments; the clarity of disclosures in the financial statements; and such other matters as are required to be communicated to the Audit Committee under generally accepted auditing standards, including Accounting Standards Board Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee discussed with the independent auditors the auditor’s independence from management and Libbey, including the matters in the written disclosures required by the Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees.

Taking all of these reviews and discussions into account, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Carol B. Moerdyk, Chair

Carlos V. Duno

Peter C. McC. Howell

Gary L. Moreau

EXECUTIVE COMPENSATION

Report of the Compensation Committee

The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

The Compensation Committee of the Board has furnished the following report with respect to Libbey’s executive compensation for fiscal year 2005.

What are the objectives of Libbey’s executive compensation policies?

During 2004, Libbey undertook an ambitious, complex and lengthy strategy to reposition its cost structure and to extend its manufacturing platform internationally. Libbey undertook this strategy in an effort to enable Libbey to better defend its domestic markets against lower cost imports and to position Libbey for long-term growth. The strategy encompasses, among other things:

•	the acquisition by Libbey of Crisal, a manufacturer of glass tableware in low-cost Portugal;

•	the construction of a new glassware manufacturing facility in the Peoples Republic of China;

•	the adoption of lean enterprise initiatives; and

•	the potential acquisition by Libbey of Vitro, S.A. de C.V.’s remaining 51% equity interest in Vitrocrisa, Libbey’s Mexican joint venture, and, if Libbey is successful in acquiring Vitro, S.A. de C.V.’s remaining interest in Vitrocrisa, the restructuring of Vitrocrisa’s business.

In 2005, Libbey took significant action to implement this strategy. Specifically, Libbey acquired Crisal in January, commenced construction of its Chinese glassware manufacturing facility in September, engaged in lean enterprise activities throughout the year and engaged in due diligence and negotiations to acquire the interests of Vitro, S.A. de C.V. in Vitrocrisa. Libbey’s efforts will continue throughout 2006 and 2007, when its Chinese glassware manufacturing facility is scheduled to become operational.

Libbey’s business strategy is complex, and implementation of the strategy entails considerable risk, particularly given the financial and operational challenges currently facing Libbey. Nevertheless, we and the remainder of the Board of Directors believe that achievement of this strategy is critical to increasing stockholder value in the long term. And we believe that Libbey’s executive compensation program must provide sufficient incentives to ensure successful implementation of this challenging business strategy.

Accordingly, during 2005 we undertook a review of Libbey’s executive compensation program in order to determine whether it is adequately geared to promote the complex and challenging business strategy described above. After evaluating the qualifications of a number of executive compensation advisors, we selected Hewitt Associates to assist us with our review. We requested that Hewitt perform a comprehensive study of Libbey’s executive compensation program, with the following objectives in mind:

•	Libbey’s executive compensation program should be designed to attract and retain the highly-qualified executive officers whose talents, energy and hard work are critical to the accomplishment of Libbey’s business strategies, including the strategy described above;

•	Libbey’s executive compensation program should appropriately balance the need to provide sufficient financial incentives to motivate Libbey’s executive officers to achieve Libbey’s business objectives, on the one hand, and the need to ensure that executive compensation is reasonable, on the other hand; and

•	Libbey’s executive compensation program should align the interests of Libbey’s executive officers with the long-term interests of our stockholders by awarding equity- and other performance-based compensation.

The results of Hewitt’s study are described in more detail under “How do Libbey’s executive compensation practices compare to those of its peer group?” below.

What are the components of Libbey’s executive officer compensation?

Executive officer compensation consists of annual base salary, annual cash incentive awards and long-term incentive compensation awards. Perquisites for executives are very limited and consist only of payment for annual executive physical examinations and for certain financial planning and tax preparation services. In 2005, only 2 of the named executive officers availed themselves of the annual executive physical examination perquisite, at a total cost to Libbey of approximately $3,136, and 4 of the named executive officers availed themselves of the tax preparation service perquisite, at a total cost to Libbey of approximately $7,885 (including taxes payable with respect to this perquisite). None of the named executive officers utilized the financial planning service in 2005. We do not provide our executive officers with automobiles or automobile allowances or club memberships or club allowances.

How do Libbey’s executive compensation practices compare to those of its peer group?

As indicated above, we engaged Hewitt to perform a comprehensive executive compensation study to determine whether Libbey’s compensation practices are competitive with market compensation practices. For that purpose, Hewitt compared the net total compensation (base, bonus and long-term incentives) payable to 10 of Libbey’s executives to net total compensation for comparable executive positions at Libbey’s peer group. Hewitt’s study focused upon compensation opportunities at the 50th percentile of the peer group, reflecting our belief that Libbey’s executive compensation opportunities should be competitive with those at the 50th percentile of its peer group. Libbey’s peer group, which Hewitt suggested and we approved, comprises 25 industrial companies of similar size, as measured by revenues, and includes the 2 companies that we used to measure the performance of our stock as set forth under “Comparison of Cumulative Returns” below.

The study concluded that 2005 annual base salaries for Libbey’s executives were, on average, 7% below market (defined, as suggested above, as compensation at the 50th percentile of Libbey’s peer group), although there were significant variations among positions, with the base compensation payable to only 1 executive (not a named executive officer) at Libbey being above market. In addition, the study found that average target bonus opportunities and 2004 actual bonuses for Libbey’s executives were 32% and 80%, respectively, below market, and that target bonus opportunities and actual bonuses for Libbey’s named executive officers were even further below market. The study also concluded that the average value of long-term incentive opportunities provided by Libbey is more than 80% below market.

How are base salaries for Libbey’s executive officers determined?

We subjectively evaluate the following factors, none of which has any particular weight, in determining whether the base salaries of Libbey’s executive officers should be increased: competitive market practice; time in position; experience; and individual and corporate performance. Based upon Hewitt’s analysis, we concluded that Libbey’s base compensation for our executives is, on average, approximately 7% below base compensation for the comparable executive positions at companies in the 50th percentile of our peer group. In light of Libbey’s financial challenges in 2005, management recommended, and we agreed, that the base compensation payable to Libbey’s named executive officers during 2005 should not be increased, even though Libbey made significant progress in implementing Libbey’s capacity realignment and other strategic objectives in 2005, including by consummating the acquisition of Crisal in January 2005 and beginning construction of Libbey’s new glassware manufacturing facility in the Peoples Republic of China in September 2005.

How is performance-based compensation determined?

In order to align our executive officers’ interests more closely with those of stockholders, we believe that our executive officers’ incentive compensation should be linked directly to Libbey’s achievement of specified financial and non-financial objectives. In recent years, we have attempted to achieve this objective through 3 vehicles:

•	Libbey’s Senior Management Incentive Plan, which is an annual incentive plan;

•	Awards of stock options under the Amended and Restated 1999 Equity Participation Plan of Libbey Inc.; and

•	Libbey’s Long-Term Incentive Compensation Plan.

Senior Management Incentive Plan.    Under our Senior Management Incentive Plan, each executive officer is eligible for an annual cash incentive award in an amount up to a target percentage of the executive officer’s base salary. The annual cash incentive award payments are made from a pool that is funded based upon Libbey’s achievement of specified financial and non-financial performance measures determined early in the year. For 2005, depending upon the particular financial performance measure in question, potential funding levels ranged from 0% assuming Libbey’s failure to achieve at least 83-95% of the targeted financial measure in question, to 50% assuming Libbey’s achievement of 91.5-97.5% of target, to 100% assuming Libbey’s achievement of the targeted financial measure, to 200% assuming Libbey’s achievement of 105-110% of target. We rely heavily, but not exclusively, on the particular performance criteria established each year. We exercise discretion in light of these measures and in view of our compensation objectives to determine overall funding and individual incentive award amounts. In no event may the incentive payments exceed 200% of the target amounts.

For 2005, the performance measures included components based upon income from operations (representing 20% of each executive officer’s potential award); earnings before interest, taxes, depreciation and amortization (representing 20% of each executive officer’s potential award); and net sales (representing 20% of each executive officer’s potential award), in each case as measured against our annual budget. The 2005 incentive measures also included an individual component (representing 40% of each executive officer’s potential award) based upon satisfaction by each executive of other goals developed early in 2005 and tailored specifically for the position that he or she holds. Examples of these other goals include quantifiable improvement in financial indicators of our success other than the financial measures indicated above, effective response to adverse economic conditions or to events beyond Libbey’s control, implementation of legal and ethical compliance and corporate governance initiatives and similar goals.

The Amended and Restated 1999 Equity Participation Plan of Libbey Inc.    The Amended and Restated 1999 Equity Participation Plan of Libbey Inc., approved by the stockholders in 2004, is a broad-based plan that covers executive officers and other management personnel and that permits Libbey to grant stock options to incentivize employees and to provide additional flexibility, if circumstances of our business and opportunities warrant, to grant other forms of equity-based compensation. We base the number of shares covered by option grants in large part upon the respective individuals’ potential to contribute to the earnings growth of Libbey. We set option exercise prices at market value on the date of grant in order to focus management’s attention on sustaining earnings performance over an extended term. We typically award nonqualified stock options that vest over a 4-year period, with the first installment vesting 1 year from the date of grant. Because the executives may not exercise options until they vest, and because the exercise price of the options is the fair market value on the date of grant, the executives will not realize any benefit as a result of the options in the absence of Libbey stock price appreciation over a period of time.

The Libbey Inc. Long-Term Incentive Compensation Plan (“LTIP”).    As we disclosed in Libbey’s 2005 proxy statement, we suspended the LTIP in 2005 pending completion of a review of Libbey’s equity and long-term incentive components of executive compensation. Accordingly, in 2005, the only awards of long-term incentive compensation were awards of stock options pursuant to the Amended and Restated 1999 Equity Participation Plan of Libbey Inc.

We recently completed our review of the equity and long-term incentive components of Libbey’s executive compensation program. As indicated above, we concluded that the compensation opportunities that Libbey provides to its executives are significantly below market. Although a portion of the compensation opportunities that Libbey provides to its executives currently is performance-based, we also concluded that changes to the mix of long-term incentive compensation, including changes to the kinds of awards and the percentage of compensation that is performance-based, are desirable as a means to ensure that our executives’ compensation opportunities are competitive and drive Libbey’s performance. While we anticipate that we will finalize a new executive compensation during the 2nd quarter of 2006, we believe that the Amended and Restated 1999 Equity Participation Plan of Libbey Inc. does not provide us with adequate resources to put into place a new executive compensation program that is competitive and designed to drive Libbey’s performance. Accordingly, we have recommended to the Board of Directors, and it has approved, the Libbey Inc. 2006 Omnibus Incentive Plan. We in turn are asking that you approve the 2006 Omnibus Incentive Plan so that we have the tools necessary to accomplish the executive compensation objectives set forth in this report.

How is compensation for Libbey’s Chief Executive Officer determined?

The compensation objectives and policies described above apply equally to the compensation of the Chief Executive Officer (“CEO”). We are directly responsible for determining the salary level of the CEO and for all awards and grants to the CEO under the incentive components of the compensation program.

The incentive components of the CEO’s compensation package in 2005 consisted of participation in the Senior Management Incentive Plan and an award of 17,500 stock options under the Amended and Restated 1999 Equity Participation Plan of Libbey Inc. Libbey did not achieve its financial performance goals for 2005 under the Senior Management Incentive Plan and, in light of Libbey’s financial challenges, we agreed with the CEO’s recommendation that we make no awards under the Senior Management Incentive Plan to the CEO or any other executive officer for 2005. Pending completion of the compensation study performed by Hewitt, we determined that the long-term incentive component of the CEO’s compensation for 2005 would consist of an award of the same number of options as were awarded to the CEO in 2004, although we recognized that the value of the 2005 award was significantly below the value of the 2004 award as well as the market level for long-term incentive compensation.

We recognize that accomplishment of Libbey’s strategic initiatives, including those described under “What are the objectives of Libbey’s executive compensation policies?” above, is critical to Libbey’s future profitability and competitiveness. Accordingly, it is imperative that we provide an overall compensation package for the CEO that is designed to motivate and reward him for driving Libbey to achieve these initiatives.

In that connection, it is significant to note that Hewitt’s study concluded that:

•	The CEO’s base compensation is approximately 11% below market, and his target bonus opportunity is approximately 40% below market, resulting in an opportunity for total cash compensation that is approximately 25% below market; and

•	The CEO’s long-term incentive compensation opportunity is approximately 90% below market.

As indicated above, the disparity between the compensation opportunities that Libbey offers to its executives, including its CEO, and those offered by comparable companies in the 50th percentile of Libbey’s peer group is widest with respect to bonus and long-term incentive compensation opportunities. We believe that it is in the best interests of Libbey’s stockholders to close this gap by increasing, over a period of time, these “at-risk” components of Libbey’s compensation program.

What actions has the Compensation Committee taken to ensure that executive compensation is reasonable?

In addition to engaging Hewitt Associates to perform a comprehensive compensation study in 2005, we have reviewed a tally sheet affixing dollar amounts to all components of the CEO’s 2005 compensation, including salary, bonus, equity and long-term incentive compensation, realized and unrealized gains on stock option grants, the dollar value to the CEO and cost to Libbey of perquisites and other personal benefits, and the projected payout obligations under our retirement plans, including our Supplemental Executive Retirement Plan (“SERP,” as described in “Retirement Plans” below) and executive savings plan, and under several potential severance and change-in-control scenarios. In that connection, it is important to note that neither the Compensation Committee nor the Board has granted any special “credits” to the CEO, or any other named executive officer, under the Supplemental Executive Retirement Plan and that all payout obligations are based solely upon the actual periods of service of the respective named executive officers (as of December 31, 2005, 35 years each in the case of Mr. Meier and Mr. Reynolds) to Libbey and its former parent.

Based upon the tally sheet reviewed by the Compensation Committee, Mr. Meier would be entitled to the benefits set forth below if, on December 31, 2006, Mr. Meier’s employment were terminated under the following three scenarios:

Termination for Good Reason or without Cause.    If Mr. Meier were to terminate his employment for “good reason,” or if Libbey were to terminate his employment without “cause,” in each case as defined in Mr. Meier’s employment agreement described under “Employment Agreements” below, he would be entitled immediately to the following compensation:

•	Mr. Meier would be entitled to payment of his base and incentive compensation through the date of termination, plus 3 times his annual base compensation at the rate in effect on the date of termination. We anticipate that decisions as to 2006 base compensation for each of Mr. Meier and the other named executive officers will be made on or about June 15, 2006. Based upon Mr. Meier’s 2005 base compensation, the amount to which Mr. Meier would be entitled (exclusive of his base compensation through December 31, 2006) would be $1,674,000.

•	Mr. Meier would be entitled to payment of 3 times his annual incentive award, payable at the lesser of his annual target or the average percentage of the target paid to all other officers. Assuming payment at Mr. Meier’s annual target as of March 10, 2006, the amount to which Mr. Meier would be entitled is $1,004,400.

•	Mr. Meier would be entitled to payment of his long-term incentive compensation under any plan in effect as of December 31, 2006. As noted above, we suspended the LTIP pending completion of our review of equity-based and long-term compensation, and we anticipate that the new compensation program to be finalized during the 2nd quarter of 2006 will include a long-term incentive compensation component.

•	Mr. Meier would be entitled to continuation of his medical, prescription drug, dental and life insurance benefits for a period of 36 months.

•	Mr. Meier would retain balances in Libbey’s 401(k) savings plan and the executive savings plan, and he would be entitled to a lump sum or annual pension benefit under the Libbey Inc. Salaried Cash Balance Pension Plan (“Salary Plan”) and the SERP. The aggregate amount of Mr. Meier’s balances in the 401(k) savings plan and the executive savings plan as of December 31, 2005, was $965,473. Based upon Mr. Meier’s 36 years of service (as of December 31, 2006), his estimated lump sum payment under the Salary Plan and the SERP, as of December 31, 2006, is $5,574,979.

•	Mr. Meier would be entitled immediately, and for a period of 3 years after termination, to exercise all stock options granted in prior years (all of which previously have been disclosed). The following table reflects the gain, if any, with respect to those stock options assuming that Libbey’s common stock price on December 31, 2006 is equal to the lowest closing price of Libbey’s common stock during 2005 ($10.22 per share), the average closing price of Libbey’s common stock during 2005 ($17.58) and the highest closing price of Libbey’s common stock during 2005 ($24.91), respectively.

Option Grant Date	Number of Shares Underlying Outstanding Options	Grant Date Exercise Price(1)	Value at Lowest Stock Price ($10.22/Share)	Value at Average Stock Price ($17.58/Share)	Value at Highest Stock Price ($24.91/Share)
December 2, 1996	25,000	$26.88	$0	$0	$0
June 5, 1998	30,000	$38.44	$0	$0	$0
August 24, 1999	30,000	$31.38	$0	$0	$0
September 8, 2000	30,000	$32.31	$0	$0	$0
November 13, 2001	35,000	$30.55	$0	$0	$0
November 20, 2002	35,000	$23.93	$0	$0	$0
December 15, 2003	17,500	$28.53	$0	$0	$0
December 10, 2004	17,500	$20.39	$0	$0	$79,100
December 8, 2005	17,500	$11.79	$0	$101,325	$229,600

Totals	237,500	N/A	$0	$101,325	$308,700

(1)	Represents the fair market value on the date of grant.

Termination by the Company for Cause.    If, on or before December 31, 2006, Libbey were to terminate Mr. Meier’s employment for “cause,” as defined under Mr. Meier’s employment agreement described under “Employment Agreements” below, Mr. Meier would be entitled to his base compensation through the date of termination, but would not be entitled to any additional base or incentive compensation. He also would be entitled to his balances in the 401(k) savings plan and the executive savings plan and the pension benefits described under “Termination for Good Reason or without Cause” above. Mr. Meier would be entitled only to such medical coverage continuation as is required by law, and he would forfeit all unvested stock options granted in prior years. He would be entitled for a period of three years after termination to exercise stock options that previously had vested. The following table reflects the gain, if any, with respect to those vested stock options assuming that Libbey’s common stock price on December 31, 2006 is equal to the lowest closing price of Libbey’s common stock during 2005 ($10.22 per share), the average closing price of Libbey’s common stock during 2005 ($17.58) and the highest closing price of Libbey’s common stock during 2005 ($24.91), respectively.

Option Grant Date	Number of Shares Underlying Outstanding Options	Grant Date Exercise Price(1)	Value at Lowest Stock Price ($10.22/Share)	Value at Average Stock Price ($17.58/Share)	Value at Highest Stock Price ($24.91/Share)
December 2, 1996	25,000	$26.88	$0	$0	$0
June 5, 1998	30,000	$38.44	$0	$0	$0
August 24, 1999	30,000	$31.38	$0	$0	$0
September 8, 2000	30,000	$32.31	$0	$0	$0
November 13, 2001	35,000	$30.55	$0	$0	$0
November 20, 2002	35,000	$23.93	$0	$0	$0
December 15, 2003	17,500	$28.53	$0	$0	$0
December 10, 2004	17,500	$20.39	$0	$0	$79,100
December 8, 2005	17,500	$11.79	$0	$101,325	$229,600

Totals	237,500	N/A	$0	$101,325	$308,700

(1)	Represents the fair market value on the date of grant.

Termination following Change in Control.    If (a) prior to December 31, 2006, a “Change in Control” were to occur (as described under “Change in Control Agreements” below) and (b) on December 31, 2006, (i) Mr. Meier were to terminate his employment for “good reason” or (ii) Libbey were to terminate his employment without “cause,” in each case pursuant to and as defined in Mr. Meier’s change in control agreement, he would be entitled to the following benefits:

•	Mr. Meier would be entitled to payment of his base compensation through the date of termination, plus 3 times the sum of his annual base compensation at the rate then in effect. As indicated above, we anticipate that decisions as to 2006 base compensation for each of Mr. Meier and the other named executive officers will be made on or about June 15, 2006. Based upon Mr. Meier’s 2005 base compensation, the amount to which Mr. Meier would be entitled (exclusive of his base compensation through December 31, 2006) would be $1,674,000.

•	Mr. Meier would be entitled to payment of 3 times the greater of his target annual bonus or his actual annual bonus for 2005. Mr. Meier’s target annual bonus is 60% of his base compensation. Based upon Mr. Meier’s 2005 base compensation, his target annual bonus would be $334,800, which is greater than his annual bonus for 2005; accordingly, he would be entitled to $1,004,400.

•	Mr. Meier would be entitled to his balances in the 401(k) savings plan and the executive savings plan, as well as the pension benefits described under “Termination for Good Reason or without Cause” above; however, the lump sum benefit would be increased by approximately $172,611. He also would be entitled to medical and health benefits for 3 years following termination, reduced to the extent comparable benefits are received from another employer, as well as outplacement and financial planning services.

•	Mr. Meier would be entitled immediately, and for a period of 3 years after termination, to exercise all stock options granted in prior years (all of which previously have been disclosed). The estimated gain associated with the exercise of those stock options is set forth in the table under “Termination for Good Reason or without Cause” above.

•	The benefits payable to Mr. Meier are net of any applicable federal excise taxes.

Based upon this review, the Compensation Committee finds that the total compensation (and, in the case of severance and change-in-control scenarios, the potential payouts), in the aggregate, and the mix of components of that compensation, with respect to Mr. Meier to be reasonable and not excessive, particularly given his long service to Libbey and its parent.

What is the Compensation Committee’s policy regarding deductibility of compensation?

Pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), publicly-held corporations are prohibited from deducting compensation paid to the named executive officers, as of the end of the fiscal year, in excess of $1 million, unless the compensation is “performance-based.” It is the Compensation Committee’s policy that the compensation paid to executive officers qualifies for deductibility to the extent not inconsistent with Libbey’s fundamental compensation policies. In furtherance of this policy, the stockholders have approved The Amended and Restated 1999 Equity Participation Plan of Libbey Inc. to satisfy Section 162(m)’s performance-based compensation requirements. The 2006 Omnibus Incentive Plan that we are asking you to approve also would satisfy the requirements for performance-based compensation under Section 162(m).

William A. Foley, Chairman

Deborah G. Miller

Carol B. Moerdyk

Gary L. Moreau

Executive Employment Agreements:

We entered into new employment agreements in 2004 (the “New Employment Agreements”) with each of our executive officers. Under the New Employment Agreements, the executive officers are entitled to receive their base salaries and to participate in designated benefit plans of Libbey. Each employment agreement provides that the officer’s employment is not for any specified term and may be terminated at any time. Each New Employment Agreement provides that, in the event of the relevant officer’s termination other than for “cause” (as defined in the agreements), payment of base salary, annual incentive compensation and certain employee benefits will continue for 3 years in Mr. Meier’s case and 2 years in the case of the other executive officers who are parties to the New Employment Agreements. In addition, the New Employment Agreements provide for the acceleration of vesting of stock options upon the relevant officer’s termination other than for “cause.” The employment agreements also provide that the officer’s base salary may be adjusted periodically and that benefit plans in which the officer is entitled to participate may be adjusted or terminated by Libbey at any time, but that no vested or accrued benefit may be adversely affected.

Change in Control Agreements

To induce and help assure continuity of management and operations, we have entered into agreements (the “Agreements”) with certain executives, including the executive officers named in the Executive Summary Compensation Table, to provide for certain severance benefits if an executive’s employment is terminated following a Change in Control (as defined in the Agreements).

Under the Agreements with the named executive officers, benefits are paid if, after a Change in Control, we terminate a named executive officer other than for Cause (as defined in the Agreements) or disability or if the named executive officer terminates employment for “Good Reason” (as specified in the Agreements) or for any reason within a period of thirty days following the first anniversary of a Change in Control. These severance benefits include: (a) the executive’s salary through the termination date; (b) severance pay equal to 3 times the named executive’s annual base salary and 3 times the greater of the target annual bonus or the annual bonus for the prior year; (c) acceleration of the vesting of stock options; (d) medical and health benefits for 3 years following termination, reduced to the extent comparable benefits are received from another employer; (e) outplacement and financial planning services; and (f) full vesting in, and additional 3-year accrual of benefits under, our qualified and non-qualified retirement plans and any additional amount necessary to provide a minimum lump sum benefit of $250,000 under these plans. The Agreements provide that the benefits are net of any applicable federal excise tax and that we will pay legal fees and expenses incurred by the named executive to enforce his or her rights under the Agreements.

Executive Summary Compensation Table

The following table shows the annual and long-term compensation paid by Libbey for the last 3 completed fiscal years to our CEO and the 4 most highly compensated executive officers other than the CEO in 2005 (collectively, including the CEO, the “named executive officers”).

						Other Annual Compen- sation(3)		Long Term Compensation Awards			All Other Compen- sation(4)
								Restricted Stock Awards	Shares Underlying Options	Payouts
	Annual Compensation									LTIP Payouts
Name and Principal Position	Year	Salary(1)		Bonus(2)
John F. Meier Chairman of the Board and Chief Executive Officer	2005 2004 2003	$ $ $	558,000 552,375 530,417	$ $ $	0 100,024 0	$ $ $	280 575 565	0 0 0	17,500 17,500 17,500	0 0 0	$ $ $	16,672 16,547 15,912

Richard I. Reynolds Executive Vice President and Chief Operating Officer	2005 2004 2003	$ $ $	395,184 391,201 376,938	$ $ $	0 59,032 0	$ $ $	275 690 790	0 0 0	13,500 13,500 13,500	0 0 0	$ $ $	11,733 11,584 11,306

Kenneth G. Wilkes Vice President and General Manager — International Operations	2005 2004 2003	$ $ $	289,710 286,790 276,069	$ $ $	0 38,949 0	$ $ $	956 2,026 2,024	0 0 0	12,000 12,000 11,000	0 0 0	$ $ $	8,691 8,323 7,934

Daniel P. Ibele Vice President, General Sales Manager	2005 2004 2003	$ $ $	233,682 231,327 221,951	$ $ $	0 27,926 0	$ $ $	1,027 1,931 1,392	0 0 0	11,000 11,000 9,500	0 0 0	$ $ $	6,300 6,150 6,658

Susan Allene Kovach Vice President, General Counsel and Secretary	2005 2004 2003	$ $ $	231,000 220,500 9,545	$ $ $	0 23,291 0	$ $ $	0 0 0	0 0 0	11,000 9,500 12,500	0 0 0	$ $ $	6,929 43,424 0

(1)	Includes amounts deferred at the election of the named executive officer pursuant to the salary reduction provisions of benefit plans.

(2)	The amounts disclosed in this column represent awards under the Senior Management Incentive Plan.

(3)	The amounts disclosed in this column represent amounts reimbursed for the payment of tax preparation services, and taxes payable on the value of those services, as well as the use of the executive physical examination perquisite available to executive officers. In each year, the aggregate incremental cost of perquisites and other personal benefits for any executive officer did not exceed the lesser of $50,000 or 10% of base salary plus bonus.

(4)	The amounts disclosed in this column represent matching cash contributions to the Libbey Inc. Retirement Savings Plan, a defined contribution plan, and the Libbey Inc. Executive Savings Plan, a non-qualified plan designed to provide similar benefits to the extent such benefits cannot, under limitations of the Code, be provided by the Libbey Inc. Retirement Savings Plan. The amount disclosed for Ms. Kovach for 2004 also represents expenses that we paid for Ms. Kovach’s relocation to Toledo.

Option Grants During Fiscal 2005

The following table sets forth information on stock option grants to the named executive officers during 2005 pursuant to The Amended and Restated 1999 Equity Participation Plan of Libbey Inc. We have not granted stock appreciation rights to any of the named executive officers.

	Individual Grants			Expiration Date	Grant Date Value
Name	Number of Shares Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price		Grant Date Present Value(1)
John F. Meier	17,500	12.00	$11.79	12/09/15	$66,850
Richard I. Reynolds	13,500	9.26	$11.79	12/09/15	$51,570
Kenneth G. Wilkes	12,000	8.23	$11.79	12/09/15	$45,840
Daniel P. Ibele	11,000	7.54	$11.79	12/09/15	$42.020
Susan Allene Kovach	11,000	7.54	$11.79	12/09/15	$42,020

(1)	Options are granted at the fair market value at the date of the grant and become exercisable to the extent of 40% of the grant on the first anniversary of the grant and to the extent of an additional 20% on each of the second, third and fourth anniversaries of the grant.

Present value is calculated using the Black-Scholes option pricing model. Assumptions used in calculating the reported values include (a) an expected average volatility of 34.6%, (b) a weighted average risk-free rate of return of 4.29%, (c) dividend yield of 2.3% and (d) a time of exercise of 6.1 years. No adjustments were made for non-transferability or forfeiture.

Option Exercises and Values for Fiscal 2005

The following table sets forth information concerning the exercise of stock options by the named executive officers in 2005 and the aggregate dollar value of unexercised options held at the end of 2005 by the named executive officers. The value is based upon a share price of $10.22, the closing price on the New York Stock Exchange on December 30, 2005.

Name	Shares Acquired on Exercise	Value Realized	Underlying Options at FY-end Exercisable/Unexercisable		In-the-Money Options at FY-end Exercisable/Unexercisable
John F. Meier	0	$0	220,000	17,500	$0	$0
Richard I. Reynolds	0	$0	163,000	13,500	$0	$0
Kenneth G. Wilkes	0	$0	100,000	12,000	$0	$0
Daniel P. Ibele	0	$0	71,500	11,000	$0	$0
Susan Allene Kovach	0	$0	22,000	11,000	$0	$0

Retirement Plans

We maintain a qualified retirement plan, the Salary Plan, for our salaried employees, including executive officers, and the SERP, which is an excess, non-qualified plan designed to provide substantially identical retirement benefits to the extent that such benefits cannot, under the limitations of the Code, be provided by the Salary Plan. The retirement plans were amended effective January 1, 1998 so that benefits will no longer be determined by the highest consecutive 3-year annual earnings but will be determined by annual contribution credits equal to a percentage of annual earnings plus interest. Employees with 10 years of service with Libbey and who are age 55, or who are age 45 and have a combined age and years of service equal to 65, as of December 1997, will receive, commencing upon retirement, the greater of their cash balance account or a special minimum benefit (“Special Minimum Benefit”), computed pursuant to the formula in effect prior to the amendment, for service prior to December 31, 2007.

The following table illustrates the estimated annual retirement benefits that would be provided by the Special Minimum Benefit under the Salary Plan and the SERP in various average earnings classifications upon normal retirement at age 65 for those executive officers named in the Executive Summary Compensation Table for whom the Special Minimum Benefit is anticipated to apply, namely Messrs. Meier and Reynolds:

Highest Consecutive Three-Year Average Earnings	Years of Credited Service
	15	20	25	30	35	40	45
$ 100,000	18,444	24,592	30,740	36,888	43,036	45,536	48,306
$ 125,000	23,649	31,532	39,415	47,298	55,181	58,306	61,431
$ 150,000	28,854	38,472	48,090	57,708	67,326	71,076	74,826
$ 175,000	34,059	45,412	56,765	68,118	79,471	83,846	88,221
$ 200,000	39,264	52,352	65,440	78,528	91,616	96,616	101,616
$ 225,000	44,469	59,292	74,115	88,938	103,761	109,386	115,011
$ 250,000	49,674	66,232	82,790	99,348	115,906	122,156	128,406
$ 300,000	60,084	80,112	100,140	120,168	140,196	147,696	155,196
$ 400,000	80,904	107,872	134,840	161,808	188,776	198,776	208,776
$ 450,000	91,314	121,752	152,190	182,628	213,066	224,316	235,566
$ 500,000	101,724	135,632	169,540	203,448	237,356	249,856	262,356
$ 600,000	122,544	163,392	204,240	245,088	285,936	300,936	315,936
$ 700,000	143,364	191,152	238,940	286,728	334,516	352,016	369,516
$ 800,000	164,184	218,912	273,640	328,368	383,096	403,096	423,096
$ 900,000	185,044	246,672	308,340	370,008	431,676	454,176	476,676
$1,000,000	205,824	274,432	343,040	411,648	480,256	505,256	530,256
$1,100,000	226,644	302,192	377,740	453,288	528,836	556,336	583,836
$1,200,000	247,464	329,952	412,440	494,928	577,416	607,416	637,416

At December 31, 2005, Messrs. Meier, Reynolds, Wilkes and Ibele and Ms. Kovach had total Credited Service under the Salary Plan and the SERP of 35 years, 35 years, 12 years and 22 years and 2 years, respectively.

The above pension table sets forth benefits calculated on a straight-life annuity basis and reflects the greater of the regular benefit, the Special Minimum Benefit or the “grandfathered” benefit available under the formula in effect prior to January 1, 1998. The regular benefit and the Special Minimum Benefit do not contain an offset for social security or other amounts, whereas the “grandfathered” benefit does provide for a partial offset for social security benefits.

Annual covered earnings include base salary and amounts earned under the Senior Management Incentive Plan. The covered compensation under the Special Minimum Benefit of the retirement plan is the highest consecutive three-year average of those amounts. The retirement benefit may be adjusted if the employee has more or less than 35 years of credited service or retires prior to age 65. The Salary Plan and the SERP provide for additional benefit accruals beyond age 65 and for annual annuity benefits as well as an optional lump sum form of benefit. The lump sum option is designed to be equivalent in value to that of the lifetime annual annuity benefit.

Under the amended retirement plans effective January 1, 1998, each participant in the plans on December 31, 1997, is credited with an opening cash balance equal to the single sum amount of the participant’s accrued benefit as of December 31, 1997, based upon retirement at age 65 and actuarial assumptions as to rate of interest and mortality. For each plan year beginning January 1, 1998, we make an annual contribution credit to the participant’s cash balance account in accordance with the following table, and the cash balance account is credited with interest annually at the 30-year Treasury Securities rate in effect in October of the preceding plan year, with a minimum of 5 percent and a maximum of 10 percent. Normal retirement age is 65 under the amended retirement plans. Libbey’s contributions and interest are credited with respect to service beyond the age of 65. The estimated annual benefit payable to Messrs. Wilkes and Ibele and Ms. Kovach commencing upon retirement is $212,581 for Mr. Wilkes, $263,157 for Mr. Ibele and $115,449 for Ms. Kovach, based upon assumptions that salary increases will be 3 percent annually, that the target incentives under the Senior Management Incentive Plan will be earned annually and that the applicable rate of interest will be 7% annually after 2001.

Sum of Age and Years of Benefit Service	Contribution Percentage of Compensation Under Social Security Wage Base	Contribution Percentage of Compensation at or Above Social Security Wage Base
0 but less than 30	1.5%	3.0%
30 but less than 34	1.7	3.4
34 but less than 38	1.9	3.8
38 but less than 42	2.1	4.2
42 but less than 46	2.3	4.6
46 but less than 50	2.7	5.4
50 but less than 60	3.2	6.4
60 but less than 70	4.0	8.0
70 but less than 80	5.5	11.0
80 but less than 90	7.0	12.7
90 and over	9.0	14.7

Compensation Committee Interlocks and Insider Participation

William A. Foley, Deborah G. Miller, Carol B. Moerdyk and Gary L. Moreau served on our Compensation Committee during 2005. None of the Compensation Committee members has been an officer or employee of Libbey or its subsidiaries.

COMPARISON OF CUMULATIVE TOTAL RETURNS

The graph below compares the total stockholder return on our common stock to the cumulative total return for the Standard & Poor’s SmallCap 600 Index (“S&P SmallCap 600”), a broad market index; the Standard & Poor’s SmallCap Housewares & Specialties Index, a capitalization-weighted index that measures the performance of the housewares sector of the Standard & Poor’s SmallCap Index (“Housewares-Small”); and our peer group. The indices reflect the year-end market value of an investment in the stock of each company in the index, including additional shares assumed to have been acquired with cash dividends, if any.

Companies in the peer group that we used were chosen based upon their lines of business or product end uses being comparable to our’s. The peer group is limited to those companies for whom market quotations are available and consists of Lancaster Colony Corp. and Oneida Ltd.

The graph assumes a $100 investment in our common stock on January 1, 2001 and also assumes investments of $100 in each of the S&P SmallCap 600, the Housewares-Small index and the peer group, respectively, on January 1, 2001. The value of these investments on December 31 of each year from 2001 through 2005 is shown in the table below the graph.

TOTAL SHAREHOLDER RETURN

COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

INDEXED RETURNS

	Base Period	Years Ending
Company Name / Index	Dec 00	Dec 01	Dec 02	Dec 03	Dec 04	Dec 05
LIBBEY INC	100	108.46	87.22	97.05	77.02	36.28
S&P SMALLCAP 600 INDEX	100	106.54	90.95	126.23	154.82	166.71
S&P 600 HOUSEWARES & SPECIALTIES	100	117.88	123.30	137.34	133.66	83.56
PEER GROUP	100	116.74	126.64	140.13	132.42	115.82

CERTAIN LEGAL PROCEEDINGS

We are not a party to any litigation, the outcome of which, if decided adversely to us, reasonably could be expected to have a material adverse effect on Libbey.

PROPOSAL 1—ELECTION OF DIRECTORS

Each year the stockholders are asked to elect the members of a class for a term of 3 years. Currently, the term of office for members of Class I of the Board of Directors will expire on the date of the Annual Meeting in 2006. The members of Class I are John F. Meier, Carol B. Moerdyk and Gary L. Moreau. The Board of Directors has fixed the number of directors to be elected at the 2006 Annual Meeting at 3 and has nominated John F. Meier, Carol B. Moerdyk and Gary L. Moreau for election to Class I. Those persons who are elected directors at the 2006 Annual Meeting will hold office until their terms expire on the date of the 2009 Annual Meeting or until the election and qualification of their successors. The terms of office of the members of Class II and Class III of the Board of Directors will expire, respectively, on the date of the Annual Meeting in 2007 and 2008. Information regarding Messrs. Meier and Moreau and Ms. Moerdyk is set forth above under the heading “Governance of the Company—Who are the current members of the Board?”

So far as the Board has been advised, only the 3 persons named above as nominees will be nominated for election as directors at the Annual Meeting. Shares represented by proxies in the accompanying form will be voted for the election of these 3 nominees unless authority to vote for any or all of these nominees is withheld. The nominees have consented to being named in this proxy statement and to serve if elected. If any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors or the number of directors may be reduced accordingly. The Board, however, expects each of the nominees to be available. As long as a quorum is present, directors shall be elected by a majority of the votes of the shares present in person or represented by proxy at the meeting. A stockholder entitled to vote for the election of directors may withhold authority to vote for any or all of the nominees.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL 2—APPROVAL OF LIBBEY INC. 2006 OMNIBUS INCENTIVE PLAN

We are submitting for stockholder approval the Libbey Inc. 2006 Omnibus Incentive Plan (the “2006 Plan”).

Why is Libbey submitting the 2006 Plan for stockholder approval?

We currently provide equity-based compensation under the terms of the Libbey Inc. Amended and Restated Stock Option Plan for Key Employees and the Amended and Restated 1999 Equity Participation Plan of Libbey Inc. (the “Prior Plans”). As of March 10, 2006, 749,860 shares remained available for grant under the Prior Plans, with 1,554,456 shares subject to outstanding awards under the Prior Plans.

The Prior Plans, however, are not adequate for the following reasons:

•

No Ability Under Prior Plans to Grant Equity Compensation to Outside Directors.    Based upon a study that Hewitt Associates performed for the Nominating and Governance Committee of the Board of Directors, we believe that our compensation program for non-employee directors is not competitive with market levels (defined as compensation at the 50th percentile of our peer group). (Hewitt’s study used the same peer group as that used in Hewitt’s executive compensation study.) Although the cash retainers and meeting fees payable to Libbey’s non-employee directors are slightly below market, the biggest area of disparity relates to our inability to provide equity compensation to our non-employee directors. In addition, we believe that awards to non-employee directors of equity compensation serve to align the interests of our non-employee directors with those of our stockholders. But non-employees are not eligible participants under the Prior Plans, so we are unable to provide equity compensation to our non-employee directors.

•	Prior Plans Do Not Qualify Annual Bonuses for Deductibility under Section 162(m) of the Code. Historically, the compensation package provided to the CEO has not been structured to offer the CEO the opportunity to earn an annual bonus that would exceed the maximum compensation that qualifies for deductibility under Section 162(m) of the Code. Accordingly, the failure of the Prior Plans to qualify the CEO’s annual bonus awards for deductibility has not been problematic for Libbey. As a result of Hewitt’s study, however, the Compensation Committee of our Board of Directors has determined that the annual bonus opportunity that the Compensation Committee provides to our CEO is significantly below market. And the Compensation Committee desires to drive Libbey’s performance by, among other things, providing the CEO with the opportunity to earn a market-level bonus upon achievement by Libbey of performance measures that qualify the bonus payment for deductibility under Section 162(m) of the Code.

•	Prior Plans Limit the Compensation Committee’s Ability to Provide Competitive, Performance-Based Compensation. As a result of Hewitt’s study, the Compensation Committee of our Board of Directors has determined that the total compensation opportunities that Libbey provides to its executives are significantly below market, particularly with respect to bonus and long-term incentive compensation opportunities. The Compensation Committee also has determined that changes in the mix and size of long-term incentive awards are desirable in order to motivate and reward superior performance and better align the interests of Libbey’s executives with those of Libbey’s stockholders. But the Compensation Committee’s ability to implement an executive compensation program that provides competitive compensation opportunities and drives superior performance is severely limited by the Prior Plans. The Award limits set forth in the 2006 Plan are necessary to bring Libbey’s long-term incentive compensation opportunities to a competitive level and to motivate and reward superior results.

What are the key features of the 2006 Plan?

The principal features of the 2006 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2006 Plan itself, which is attached to this proxy statement as Appendix A.

•	In an effort to control stock overhang (defined generally as the percentage of Libbey’s total equity that is subject to outstanding options, or is available for the grant of options, to employees),[1] only 1,500,000 shares will be authorized for issuance under the 2006 Plan. That amount includes shares that, as of the effective date of the 2006 Plan, are available for grant under the Prior Plans. As indicated above, as of March 10, 2006, 749,860 shares remained available for grant under the Prior Plans, so the additional authorization requested under the 2006 Plan is 750,140 shares. Upon the stockholders’ approval of the 2006 Plan, there will be no further grants made under the Prior Plans.

•	The 2006 Plan provides for the grant of options (both nonqualified and incentive stock options), stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares, performance units, cash based awards and other stock-based awards (collectively, “Awards”).

[1]	On March 10, 2006, the closing price of a share of our common stock on the New York Stock Exchange was $8.15. That price is well below the grant prices for substantially all stock options that have been granted and remain outstanding. As a result, those stock options are unlikely ever to be exercised. These “underwater” stock options contribute significantly to Libbey’s overhang.

•	The Compensation Committee anticipates that award sizes will increase as compared to award sizes in previous years. But the Compensation Committee is committed to ensuring that Libbey’s stock usage rate (“burn rate”2) remains low. In that connection, it is important to note that Libbey’s 3-year average burn rate is 1.18%, well below its industry category burn rate of 3.26%.

•	The 2006 Plan is intended to qualify certain Awards as performance-based compensation for purposes of retaining the deductibility of certain compensation over $1,000,000 for the covered executives under Section 162(m) of the Code. Accordingly, the 2006 Plan sets forth the following limits on Awards:

•	The maximum aggregate number of shares subject to Awards made to non-employee directors is 150,000, and the maximum aggregate number of shares subject to Awards to any one non-employee director in any calendar year is 7,500;

•	The maximum aggregate number of shares subject to stock options or SARS granted to any one participate in any calendar year is 300,000;

•	The maximum aggregate grant of Awards of restricted stock or restricted stock, restricted stock units, performance units or performance shares to any one participant in any calendar year is 200,000 shares (or, in the case of performance units, the value of 200,000 shares);

•	The maximum aggregate amount of any cash-based or other stock-based Award made to any one participant in any calendar year is $3,000,000 or 200,000 shares, determined on the date of payment.

•	Under the 2006 Plan, shares covered by an Award will be counted as used only to the extent the shares actually are issued. The following shares related to Awards will be available again for grant under the 2006 Plan:

•	Shares related to Awards that terminate without issuance of shares, whether by expiration, forfeiture, cancellation or otherwise;

•	Shares related to Awards that are settled in cash in lieu of shares;

•	Shares related to Awards that, prior to issuance of shares, are exchanged, with the Compensation Committee’s permission, for Awards not involving shares;

•	Shares that are tendered as payment for the option price for any stock option Award granted under the 2006 Plan, or for payment of withholding taxes with respect to any Award granted under the 2006 Plan; and

•	If a SAR is exercised and settled in shares, the difference between the total shares exercised and the net shares delivered, with the result being that only the number of shares actually issued upon exercise of a SAR are counted against the shares available under the 2006 Plan.

•	The 2006 Plan does not permit stock option repricing, discounted stock options or reload stock options.

[2]	The “burn rate” (also commonly known as the “run rate”) is defined as a fraction, the numerator of which is the total number of shares subject to equity awards in the form of stock awards and stock options granted in the year, and the denominator of which is the number of common shares outstanding at the end of the year).

The 2006 Plan is described in more detail below.

What is the purpose of the 2006 Plan?

As indicated above, the purpose of the 2006 Plan is to enable the Compensation Committee of our Board of Directors to make Awards to attract and retain our employees and non-employee directors, to further align their interests with those of our stockholders and to closely link executive compensation with our performance.

What shares of common stock are available for Awards under the 2006 Plan?

The shares of our common stock available under the 2006 Plan may be either previously authorized and unissued shares or treasury shares.

Can there be adjustments in the number and kind of shares granted under the 2006 Plan?

In the event of a corporate event or transaction, including a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock split, stock dividend, reverse stock split, split up, spin-off or other distribution of stock or property, combination of shares, exchange of shares or other similar change in capital structure, the Compensation Committee may, in its discretion, adjust the number and kind of shares granted under the 2006 Plan, the number and kind of shares subject to Awards and the exercise price of outstanding stock options.

What are the key terms of the 2006 Plan?

Administration.    The 2006 Plan is generally administered by the Compensation Committee of our Board of Directors, or any subcommittee thereof, although the full Board of Directors may function as the Committee, The Committee is authorized to determine the individuals who will receive Awards (the “Participants”), when they will receive Awards, the number of shares to be subject to each Award, the price of the Awards granted, the payment terms, the payment method and the expiration date applicable to each Award. The Committee is also authorized to adopt, amend and rescind rules relating to the administration of the 2006 Plan. From time to time the Committee may delegate its authority to grant or amend awards to Libbey’s officers, but the delegation must set forth the total number of Awards the officer may grant, and the officer must report periodically to the Committee regarding the nature and scope of the Awards granted. The Committee may not, however, delegate to senior executives of the company who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, authority to grant to, or to amend awards previously granted to, any individual who is subject to Section 162(m) of the Code.

Amendment and Termination.    The Committee may at any time amend, modify, suspend or terminate the 2006 Plan or any Award made under the 2006 Plan, but the Committee may not, without stockholder approval, reprice, replace or regrant, through cancellation and substitution of another Award, options or SARs, or lower the option price or grant price of an option or SAR. If stockholder approval for any amendment to the 2006 Plan is required by law, regulation or stock exchange rule, then neither the Committee nor Libbey is authorized to amend the 2006 Plan without stockholder approval. However, the Board of Directors may amend the 2006 Plan or an Award to comply with law and administrative regulations.

Eligibility.    Awards under the 2006 Plan may be granted to our employees or any of our present or future subsidiaries, and to any directors who are not our employees. More than one Award may be granted to an employee or to a nonemployee director.

Vesting.    Except with respect to a maximum of 5% of the shares authorized for issuance under the 2006 Plan, full-value Awards that vest on the basis of continued service to or employment with Libbey must provide for vesting that is no more rapid than pro rata over a 3-year period, and full-value Awards that vest upon the attainment of performance goals must provide for a performance period of at least 12 months. However, the Compensation Committee may, in its discretion, accelerate the vesting of full-value Awards upon the applicable Participant’s death, disability or retirement, or upon a change in control.

Awards.    Each Award will be set forth in a separate agreement with the person receiving the Award and will indicate the type, terms and conditions of the Award. The following briefly describes the characteristics of each type of Award that may be made under the 2006 Plan.

Stock Options.    Stock options granted under the 2006 Plan may be either “non-qualified” or “incentive” stock options. Non-qualified stock options are options not intended to receive favorable tax treatment for Participants applicable to incentive stock options under the Code. At the time of grant, the Committee will establish the provisions of each stock option, including:

•	the exercise price (which cannot be less than fair market value);

•	whether it is a non-qualified or incentive stock option;

•	the terms and conditions for exercise of the option; and

•	the duration of the option, although, except for nonqualified options granted to Participants who are not US residents, no option will be exercisable more than 10 years after the date of grant.

However, there are certain requirements under the Code that apply to incentive stock options, including requirements that incentive stock options: (1) must have an exercise price per share of stock of not less than 100% of the fair market value on the date of grant; (2) may only be granted to employees; and (3) may not have a term longer than 10 years after the date of grant. In the case of an incentive stock option granted to an individual who owns, or is deemed to own, at least 10% of the total combined voting power of all classes of stock of the company, then the exercise price must be at least 110% of the fair market value of the stock underlying the subject options on the date of grant, and the incentive stock option must expire no later than the fifth anniversary of the date of its grant.

The exercise price for options, together with any applicable tax required to be withheld, must be paid in full at the time of exercise:

•	by cash or cash equivalents,

•	by shares previously owned by the Participant valued at fair market value on the date of exercise,

•	by a broker-assisted cashless exercise procedure,

•	by a combination of any of the above methods, or

•	by any other method approved or accepted by the Committee.

Stock Appreciation Rights.    SARs granted by the Committee will provide for payments to the holder based upon increases in the price of our common stock over a set base price. Payment for SARs may be made in cash or shares or in a combination of cash and shares, as determined by the Committee at the time of grant. A SAR may be granted either in conjunction with an option or independently. At the time of grant, the Committee will establish the provisions of each SAR, including:

•	the base price (which cannot be less than fair market value);

•	the terms and conditions for exercise of the SAR; and

•	the duration of the SAR, although, except for SARS granted to Participants who are not US residents, no SAR will be exercisable more than 10 years after the date of grant.

Otherwise, the 2006 Plan does not impose any restriction on the exercise of SARs or the amount of gain that can be realized. However, the Committee may restrict the shares received upon exercise of a SAR.

Restricted Stock.    Restricted stock is the grant of shares that are nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. During the period of restriction, Participants holding shares of restricted stock may have full voting and dividend rights with respect to the shares. The restrictions on the restricted stock will lapse based upon conditions determined by the Committee at the time of grant. The restrictions can be time- or performance-based, including based on the performance criteria described under “Performance Units” below.

Restricted Stock Units.    Restricted stock units give the Participant the right to receive shares at some designated time in the future, subject to the satisfaction of conditions determined by the Committee at the time of grant. The conditions can be time- or performance-based, including based on the performance criteria described in Performance Units below.

Performance Units/ Performance Shares.    Performance Units give the Participant the right to receive an amount designated as a “unit” at the end of a specified performance period, provided that specified performance measures are satisfied. Performance Shares give the Participant the right to receive shares or cash based on the value of shares of our common stock at the end of a specified performance period, provided that specified performance measures are satisfied. The performance periods and performance measures are determined by the Committee at the time of grant, but the performance measures are limited to the following performance measures:

•	Net earnings or net income (before or after taxes);

•	Earnings per share;

•	Net sales or revenue growth;

•	Net operating profit;

•	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);

•	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment);

•	Earnings before or after taxes, interest, depreciation and/or amortization;

•	Gross or operating margins;

•	Productivity ratios;

•	Share price (including, but not limited to, growth measures and total shareholder return);

•	Expense targets;

•	Cost reductions or savings;

•	Performance against operating budget goals;

•	Margins;

•	Operating efficiency;

•	Funds from operations;

•	Market share;

•	Customer satisfaction;

•	Working capital targets; and

•	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Any performance measures may be used to measure, in absolute terms, the performance of Libbey as a whole or of any of Libbey’s subsidiaries, affiliates or business units, or any combination of them, as the Committee determines to be appropriate. Alternatively, the performance measures may be used to measure performance as compared to any incremental increase, or as compared to the performance of a group of comparator companies, or to any published or special index that the Committee deems appropriate.

Other Cash Based and Other Stock Based Awards.    From time to time, the Committee may grant Awards denominated in cash or other types of equity-based or equity-related awards that are not otherwise described above. Awards may be designed to comply with or take advantage of applicable local laws of jurisdictions other than the US. These other Awards will have such terms as the Committee determines at the time and may include payment upon meeting performance goals based on the performance measures described under “Performance Units/Performance Stock” above.

Nonemployee Director Awards.    The Nominating and Governance Committee of the Board of Directors may establish the amounts and types of Awards that may be granted to our nonemployee directors on a periodic and nondiscriminatory basis, as well as any additional amounts based upon:

•	The number of committees of the Board on which a director serves;

•	Service as chair of a committee of the Board;

•	Service as Chair of the Board; and

•	First election or appointment to the Board.

The terms of the Awards shall be set by the Nominating and Governance Committee, but cannot otherwise be inconsistent with the terms of the 2006 Plan.

Dividend Equivalents.    Dividend equivalents give the Participant the right to receive dividends on stock subject to another type of Award, or, if the grant is independent of another Award, on a number of shares set by the Committee at the time of the grant of the dividend equivalent. A dividend equivalent may be payable at the same time dividends are otherwise payable on the shares or at the time the shares subject to a corresponding Award are otherwise deliverable, if later. No dividend equivalents may be granted with respect to Awards of Options or SARs.

Change in Control.    All options and SARs will become fully vested and exercisable, and all other Awards that are not then vested but vest based solely upon continued service to or employment with Libbey will become vested and payable in full, upon the occurrence of a change in control (as defined in the 2006 Plan), unless the Participant is provided with a replacement award that relates to a publicly traded security with a value and terms and conditions that are at least equal to the value of the Award being replaced. In connection with any change in control, the Committee, in its sole discretion, may (1) provide for the cancellation or termination of any Award in exchange for a cash payment (or delivery of shares of stock, other securities or a combination of stock or other securities equivalent to the cash payment), or (2) provide that the time period in which a Participant may exercise options or SARs shall be extended, but not beyond the original expiration date.

Miscellaneous Provisions.    Generally, no Award granted under the 2006 Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Award has been exercised, or the shares underlying the Awards have been issued, and all restrictions applicable to the shares have lapsed. The Committee may allow Awards other than incentive stock options to be transferred without value subject to such terms and conditions as the Committee may prescribe.

We may deduct or withhold, or require a Participant to remit, the minimum statutory amount of taxes required to be withheld under federal, state, local or foreign law upon a taxable event occurring under the 2006 Plan or any Award. A Participant may elect irrevocably to satisfy his or her withholding requirement by having us withhold shares otherwise deliverable under the Award. The number of shares to be withheld must have a fair market value equal to the tax required to be withheld.

The 2006 Plan must be approved by the stockholders. If approved, the 2006 Plan will become effective upon approval. No Awards may be granted under the 2006 Plan after 10 years from its effective date, but any Awards outstanding upon its termination will remain effective for the remainder of their term.

The Committee may specify in the Award that a Participant will forfeit the Award, or any previously delivered shares, due to termination for cause or for violation of our material policies or any noncompete, confidentially or other restrictive covenants by which the Participant is bound. The issuance of shares pursuant to an Award will be subject to compliance with all laws, rules and regulations of any governmental agency or securities exchange.

What are the Federal income tax consequences of the 2006 Plan and Awards made under it?

The tax consequences of the 2006 Plan under current federal law are summarized in the following discussion. This discussion is limited to the general tax principles applicable to the 2006 Plan, and is intended for general information only. State and local income taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized is not tax advice.

Nonqualified Stock Options.    For federal income tax purposes, an optionee generally will not recognize taxable income at the time a non-qualified stock option is granted under the 2006 Plan. Upon exercise of a non-qualified stock option, the optionee will recognize ordinary income, and Libbey generally will be entitled to a deduction. The amount of income recognized (and the amount generally deductible by Libbey) generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash or in shares or other property. An optionee’s basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the non-qualified stock option, and any subsequent gain or loss generally will be taxable as capital gain or loss.

Incentive Stock Options.    An optionee generally will not recognize taxable income either at the time an incentive stock option is granted or when it is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of tax preference” to the optionee for purposes of alternative minimum tax. Generally, upon the sale or other taxable disposition of the shares acquired upon exercise of an incentive stock option, the optionee will recognize taxable income. If shares acquired upon the exercise of an incentive stock option are held for the longer of 2 years from the date of grant or 1 year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition will be treated as a long-term capital gain or loss, and Libbey will not be entitled to any deduction. If this holding period is not met and the stock is sold for a gain, then the difference between the option price and the fair market value of the stock on the date of exercise will be taxed as ordinary income, and any gain over that will be eligible for long- or short-term capital gain treatment. If the holding period is not met and the shares are disposed of for less than the fair market value on the date of exercise, then the amount of ordinary income is limited to the excess, if any, of the amount realized over the exercise price paid. Libbey generally will be entitled to a deduction in the amount of any ordinary income recognized by the optionee.

Stock Appreciation Rights.    No taxable income is generally recognized upon the receipt of a SAR. Upon exercise of a SAR, the cash or the fair market value of the shares received generally will be taxable as ordinary income in the year of such exercise. Libbey generally will be entitled to a compensation deduction for the same amount that the recipient recognizes as ordinary income.

Restricted Stock.    A Participant to whom restricted stock is issued generally will not recognize taxable income upon the issuance of the restricted stock, and Libbey generally will not then be entitled to a deduction, unless the Participant makes an election under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse and the shares are no longer subject to a substantial risk of forfeiture, the Participant generally will recognize ordinary income, and Libbey generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date the restrictions lapse over the purchase price of the shares. If the Participant makes an election under Section 83(b) of the Code, then the Participant generally will recognize ordinary income at the date of issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price for the shares, and Libbey will be entitled to a deduction for the same amount.

Restricted Stock Unit.    A Participant will generally not recognize taxable income upon the grant of a restricted stock unit. However, when the shares are delivered to the Participant, then the value of the shares at that time will be taxable to the Participant as ordinary income. Generally, Libbey will be entitled to a deduction for an amount equal to the amount of ordinary income recognized by the Participant.

Performance Unit/Performance Stock.    A Participant who has been granted an Award of performance units or performance stock generally will not recognize taxable income at the time of grant, and Libbey will not be entitled to a deduction at that time. When an award is paid, whether in cash or shares, the Participant generally will recognize ordinary income, and Libbey will be entitled to a corresponding deduction.

Section 162(m) Limitation.    In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” that is established by an independent compensation committee and that is adequately disclosed to, and approved by, stockholders. In particular, Awards of stock options and SARs under the 2006 Plan will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the 2006 Plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Awards of restricted stock, restricted stock units, performance units, performance share and other cash-based or equity-based awards granted under the 2006 Plan may qualify as “qualified performance-based compensation” for purposes of Section 162(m) if the Awards are granted or vest upon pre-established objective performance measures based on the performance goals described above under “Performance Units/ Performance Shares.”

We have attempted to structure the 2006 Plan in such a manner that the Committee can establish the terms and conditions of Awards granted under the 2006 Plan so that the remuneration attributable to the Awards will be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue. This discussion will neither bind the IRS nor preclude the IRS from taking a contrary position with respect to the 2006 Plan.

Plan Benefits

The number of Awards that an employee may receive under the 2006 Plan is in the discretion of the Committee and therefore cannot be determined in advance. The Committee has not made any determination to grant any Awards to any persons under the 2006 Plan as of the date of this proxy statement.

Compensation Plans

The following table provides certain information, as of December 31, 2005, about our common stock that may be issued under our existing equity compensation plans:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,555,556	$28.04	1,193,432
Equity compensation plans not approved by security holders	0	0	0

Total	1,555,556	$28.04	1,193,432

(1)	This total includes 723,370 securities that are available for grant under the Amended and Restated 1999 Equity Participation Plan of Libbey Inc. and 470,062 securities that are available under the Libbey Inc. 2002 Employee Stock Purchase Plan.

As of March 10, 2006, the number of securities to be issued upon exercise of outstanding stock options granted under the Prior Plans was 1,554,456, as to which the weighted average exercise price was $27.46 and the weighted average life was 5.21 years.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL 3—RATIFICATION OF AUDITORS

The Audit Committee has appointed Ernst & Young LLP to serve as our independent auditors for our 2006 fiscal year. Although ratification by the stockholders is not required by law, the Board of Directors believes that you should be given the opportunity to express your views on the subject. Unless otherwise directed, proxies in the accompanying form will be voted for ratification.

The Board of Directors recommends a vote FOR this proposal.

OTHER BUSINESS

As of the date of this proxy statement, neither the Board nor management knows of any other business that will be presented for consideration at the Annual Meeting. However, if other proper matters are presented at the meeting, it is the intention of the proxy committee to take such action as shall be in accordance with their judgment on such matters. All other matters to be voted upon by stockholders will require a majority vote of common stock represented in person or by proxy.

GENERAL INFORMATION

Availability of List of Stockholders:

A complete list of stockholders entitled to vote at the Annual Meeting will be maintained at the Company’s principal executive offices at 300 Madison Avenue, Toledo, Ohio for a period of at least 10 days prior to the Annual Meeting.

Solicitation Costs:

The Company has retained Georgeson Shareholder to solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations. The Company has agreed to pay a fee of $7,000, plus expenses for out-of-pocket costs for Georgeson’s services. Certain of the Company’s officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone or telegram. Arrangements have been made with Corporate Investor Communications, Inc. to perform a broker-nominee search. Arrangements also have been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of common stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith. The Company will pay the cost of preparing and mailing this proxy statement and other costs of the proxy solicitation made by the Company’s Board of Directors.

Reports to Stockholders:

The Company has mailed this proxy statement and a copy of its 2005 Annual Report to each stockholder entitled to vote at the Annual Meeting. Included in the 2005 Annual Report are the Company’s consolidated financial statements for the year ended December 31, 2005.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, including the financial statement schedules, as filed with the Securities and Exchange Commission, may be obtained without charge by sending a written request to Libbey Inc., Attention: Investor Relations, Kenneth A. Boerger, Vice President and Treasurer, 300 Madison Avenue, P.O. Box 10060, Toledo, Ohio 43699-0060.

By Order of the Board of Directors,

SUSAN ALLENE KOVACH, Secretary

Toledo, Ohio

March 30, 2006

APPENDIX A

Libbey Inc.

2006 Omnibus Incentive Plan

Effective May 4, 2006

Libbey Inc. 2006 Omnibus Incentive Plan

Article 1. Establishment, Purpose, and Duration

1.1    Establishment. Libbey Inc., a Delaware corporation (the “Company”), establishes an incentive compensation plan to be known as the Libbey Inc. 2006 Omnibus Incentive Plan (the “Plan”), as set forth in this document.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.

This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2    Purpose of this Plan. The purpose of this Plan is to enable the Company to obtain and retain the services of Employees and Non-employee Directors considered essential to the long-range success of the Company, to provide a means whereby Employees and Non-employee Directors develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders.

1.3    Duration of this Plan. Unless sooner terminated as provided in this Plan, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1	“Affiliate” means any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership, or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee. For purposes of granting Options or Stock Appreciation Rights, an entity may not be considered an Affiliate if it results in noncompliance with Code Section 409A.

2.2	“Annual Award Limit” or “Annual Award Limits” has the meaning set forth in Section 4.3.

2.3	“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4	“Award Agreement” or “Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of the Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements and the use of electronic, internet or other non-paper means for the acceptance of the Award Agreements and actions under them by a Participant.

2.5	“Beneficial Owner” or “Beneficial Ownership” has the meaning ascribed to that term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7	“Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

2.8	“Change in Control” means any of the following events:

(a)	Any Person (as defined below) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then-outstanding securities. For purposes of this Plan, the term “Person” is used as that term is used in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that the term shall not include (i) the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (ii) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, and provided further that this subsection (a) shall not apply to any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then-outstanding securities as of the Effective Date of this Plan if and for so long as that Person does not beneficially own, or increase its beneficial ownership to, twenty-five percent (25%) or more of the combined voting power of the Company’s then-outstanding securities;

(b)	During any period of two (2) consecutive years beginning after the Effective Date of this Plan, Continuing Directors (excluding any Directors designated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2.8(a), (c) or (d)) cease for any reason to constitute at least a majority of the Board;

(c)	The consummation of a merger or consolidation of the Company with any other corporation or other entity, unless, after giving effect to the merger or consolidation, the voting securities of the Company outstanding immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty-six and two-thirds percent (66 2/3%) of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after the merger or consolidation;

(d)	The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(e)	Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing ten percent (10%) or more of the combined voting power of the Company’s then-outstanding securities (a “10% Owner”) and (i) the identity of the Chief Executive Officer of the Company is changed during the period beginning sixty (60) days before the attainment of the ten percent (10%) Beneficial Ownership and ending two (2) years thereafter or (ii) individuals constituting at least one-third (1/3) of the Directors at the beginning of the period cease for any reason to serve as Directors during the period beginning sixty (60) days before the attainment of the ten percent (10%) Beneficial Ownership and ending two (2) years thereafter; provided, however, that this subsection (e) shall not apply to any Person who is a ten percent (10%) Owner as of the Effective Date of this Plan so long as that Person does not increase its Beneficial Ownership by five percent (5%) or more over the percentage owned by that Person as of the Effective Date of the Plan.

2.9	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations under the Code and any successor or similar provision.

2.10	“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that otherwise would be the responsibility of the Committee.

2.11	“Company” means Libbey Inc., a Delaware corporation, and any successor to as provided in Article 20.

2.12	“Continuing Directors” means individuals who both (a) as of the end of the period in question are Directors of the Company or whose election or nomination for election by the Company’s shareholders has been approved by a vote of at least two-thirds (2/3) of the Directors of the Company then in office and (b) either (i) at the beginning of the period in question or (ii) after the beginning but prior to the end of the period in question were Directors of the Company or whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the Directors of the Company in office at the beginning of the period.

2.13	“Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) ninety (90) days after the beginning of the Performance Period or (ii) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for the applicable Performance Period.

2.14	“Director” means any individual who is a member of the Board of Directors of the Company.

2.15	“Dividend Equivalent” means a right to receive the equivalent value (in cash or Shares) of dividends paid on common stock, awarded under Article 14.

2.16	“DRO” means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules under such statute.

2.17	“Effective Date” has the meaning set forth in Section 1.1.

2.18	“Employee” means any individual designated as an employee of the Company, its Affiliates and/or its Subsidiaries on the payroll records thereof.

2.19	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.20	“Extraordinary Items” means (i) extraordinary, unusual and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; or (iv) the effect of a merger or acquisition. Extraordinary Items must be identified in the audited financial statements, including footnotes, or Management Discussion and Analysis section of the Company’s annual report.

2.21

“Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low or average selling prices of a Share reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next preceding trading day, the next succeeding trading day or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the closing price of a Share on the trading day previous to the applicable date, or if shares were not traded on the trading day previous to the applicable date, then on the next preceding trading day. If Shares are not publicly traded at the time a determination of their value is required to be made under this Plan, then the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate, provided that, in the case of Options and Stock Appreciation Rights, the determination shall be made in compliance with Code Section 409A. The definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement or payout of an Award.

2.22	“Full Value Award” means an Award other than in the form of an ISO, NQSO or SAR.

2.23	“Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7.

2.24	“Incentive Stock Option” or “ISO” means an Option that is granted under Article 6 to an Employee, that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422 or any successor provision.

2.25	“Insider” means an individual who is, on the relevant date, an officer or Director of the Company, or the Beneficial Owner of more than ten percent (10%) of any class of the Company’s equity securities that are registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.26	“Nominating and Governance Committee” means the Nominating and Governance Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer the pay of Non-employee Directors pursuant to this Plan. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. If the Nominating and Governance Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that otherwise would be the responsibility of the Nominating and Governance Committee.

2.27	“Non-employee Director” means a Director who is not an Employee.

2.28	“Nonemployee Director Award” means any NQSO, SAR or Full Value Award granted, whether singly, in combination, or in tandem, to a Non-employee Director.

2.29	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422 or that otherwise does not meet those requirements.

2.30	“Option” means an option granted to a Participant to purchase the Company’s Shares, including an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.31	“Option Price” means the price at which a Participant may purchase a Share pursuant to an Option.

2.32	“Other Stock-Based Award” means an equity-based or equity-related Award that is not otherwise described by the terms of this Plan and that is granted pursuant to Article 10.

2.33	“Participant” means any eligible individual, as determined in accordance with Article 5, to whom an Award is granted.

2.34

“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. However, nothing in this Plan shall be construed to mean that an Award that does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.35	“Performance Measures” means the measures, as described in Article 12, on which the performance goals are based. Performance Measures must be approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.36	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.37	“Performance Share” means an Award that is granted pursuant to Article 9, is subject to the terms of this Plan and is denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which the corresponding performance criteria have been achieved.

2.38	“Performance Unit” means an Award that is granted pursuant to Article 9, is subject to the terms of this Plan and is denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.39	“Period of Restriction” means the period during which Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture based on the passage of time, the achievement of performance goalsor the occurrence of other events as determined by the Committee, in its discretion, as provided in Article 8.

2.40	“Plan” means the Libbey Inc. 2006 Omnibus Incentive Plan.

2.41	“Plan Year” means the calendar year.

2.42	“Prior Plans” means the Libbey Inc. Amended and Restated Stock Option Plan for Key Employees and the Amended and Restated 1999 Equity Participation Plan of Libbey Inc.

2.43	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.44	“Restricted Stock Unit” means an Award that is granted to a Participant pursuant to Article 8 but as to which no Shares actually are awarded to the Participant on the date of grant.

2.45	“Share” means a share of common stock of the Company, $.01 par value per share.

2.46	“Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7.

2.47	“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company directly or indirectly owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock.

2.48	“Substitute Award” means an Award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an Award made in connection with the cancellation and repricing of an Option or SAR.

2.49

“Termination of Employment” means the time when the Employee-employer relationship between a Participant and the Company or any Subsidiary is terminated for any reason, with or without cause. Termination of Employment includes, but is not limited to, termination by resignation, discharge, death, disability or retirement, but excludes, at the discretion of the Committee, (a) termination where there is a simultaneous reemployment or continuing employment of a Participant by the Company or any Subsidiary, (b) termination that results in temporary severance of the Employee-employer relationship, and (c) termination where there is simultaneous establishment of a consulting relationship by the Company or a Subsidiary with a former Employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, without limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an Employee to an independent contractor, or other change in the Employee-employer relationship shall constitute a Termination of Employment if and to the extent that the leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under that Section of the Code.

Article 3. Administration

3.1    General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2    Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility of Employees for Awards and to adopt such rules, regulations, forms, instruments and guidelines for administering this Plan as the Committee may deem necessary or proper. That authority shall include, but not be limited to, selecting which Employees are Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Award Agreement, and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates and/or its Subsidiaries operate.

3.3    Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates, or to one or more agents or advisors, such administrative duties or powers as the Committee may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers may employ one or more individuals to render advice with respect to any responsibility the Committee or those individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, that (i) in the case of Awards to be granted to Employees who are considered Insiders, the Committee shall not delegate these responsibilities to any officer; (ii) the resolution providing the authorization sets forth the total number of Awards the officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the delegated authority.

Article 4. Shares Subject to this Plan and Maximum Awards

4.1	Number of Shares Available for Awards.

(a)	There is hereby reserved for issuance under the Plan an aggregate of seven hundred fifty thousand one hundred forty (750,140) Shares of Libbey Inc. common stock. The Shares authorized under this Plan are in addition to the number of Shares previously reserved and available for issuance under the Prior Plans. In connection with approving this Plan, and contingent upon receipt of shareholder approval of this Plan, the Board of Directors has approved a merger of the Prior Plans into this Plan, so that on and after the date this Plan is approved by shareholders, the maximum number of Shares reserved for issuance under this Plan shall not exceed the total number of Shares approved under this Plan and the Shares previously approved and available for issuance under the Prior Plans, reduced by any awards made from the Prior Plans during the period beginning January 1, 2006.

(b)	The maximum number of Shares that may be issued pursuant to ISOs under this Plan shall be one million five hundred thousand (1,500,000) Shares.

(c)	The maximum number of Shares that may be granted to Non-employee Directors shall be 150,000 Shares, and no Non-employee Director may receive Awards subject to more than 7,500 Shares in any Plan Year.

(d)	Except with respect to a maximum of five percent (5%) of the shares authorized for issuance under this Plan, any Full Value Awards that vest on the basis of the Participant’s continued employment with or service to the Company shall not provide for vesting that is any more rapid than annual pro rata vesting over a three- (3-) year period, and any Full Value Awards that vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months. Notwithstanding the foregoing, the Committee may permit the acceleration of vesting of Full Value Awards in the event of the Participant’s death, disability or retirement, or in the event of a Change in Control.

4.2    Share Usage. Shares covered by an Award shall be counted as used only to the extent they are actually issued. Any Shares related to Awards under this Plan or under Prior Plans that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares, or are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. Moreover, if the Option Price of any Option granted under this Plan or the tax withholding requirements with respect to any Award granted under this Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), the tendered Shares shall again be available for grant under this Plan. Furthermore, if a SAR is exercised and settled in Shares, the difference between the total Shares exercised and the net Shares delivered shall again be available for grant under this Plan, with the result being that only the number of Shares issued upon exercise of a SAR are counted against the Shares available. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3    Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of Awards under this Plan:

(a)	Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be three hundred thousand (300,000).

(b)	SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be three hundred thousand (300,000).

(c)	Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be two hundred thousand (200,000) Shares.

(d)	Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be two hundred thousand (200,000) Shares, or equal to the value of two hundred thousand (200,000) Shares determined as of the date of payout.

(e)	Cash-Based Awards and Other Stock-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based or Other Stock-Based Awards to any one Participant in any one Plan Year may not exceed the value of three million dollars ($3,000,000) or two hundred thousand (200,000) Shares determined as of the date of payout.

4.4    Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares or the capitalization of the Company), such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, also may make appropriate adjustments in the terms of any Awards under this Plan to reflect or relate to the changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. Notwithstanding anything in this Plan to the contrary, the Committee may not take any action described in this Section 4.4 if the action would result in a violation of the requirements of Code Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Subject to the provisions of Article 18 and notwithstanding anything else in this Plan to the contrary, the Board or the Committee may authorize the issuance of Awards under this Plan in connection with the assumption of, or substitution for, outstanding benefits previously granted to individuals who become Employees of Libbey Inc. or any Subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization, upon such terms and conditions as the Committee may deem appropriate, subject to compliance with the rules under Code Sections 409A, 422, and 424, as and where applicable. Any Substitute Awards granted under the Plan shall not count against the share limitations set forth in Section 4.3 hereof, to the extent permitted by Section 303A.08 of the Corporate Governance Standards of the New York Stock Exchange.

Article 5. Eligibility and Participation

5.1    Eligibility. Individuals eligible to participate in this Plan include all Employees and Non-employee Directors.

5.2    Actual Participation. Subject to the provisions of this Plan, the Committee from time to time may select from all eligible individuals those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law with respect to, and the amount of each Award.

Article 6. Stock Options

6.1    Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee in its sole discretion, provided that ISOs may be granted only to eligible Employees of the Company or of any parent or Subsidiary (as permitted under Code Sections 422 and 424). However, an Employee who is employed by an Affiliate and/or Subsidiary may be granted Options only to the extent the Affiliate and/or Subsidiary is part of: (i) the Company’s controlled group of corporations or (ii) a trade or business under common control, as of the date of grant, as determined within the meaning of Code Section 414(b) or 414(c) and substituting for this purpose ownership of at least fifty percent (50%) of the Affiliate and/or Subsidiary to determine the members of the controlled group of corporations and the entities under common control.

6.2    Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine and as are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3    Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.

Notwithstanding this Section 6.3 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the Shares subject to the Option may be less than the Fair Market Value per Share on the date of grant; provided, however, that X shall not exceed Y, where X is the amount, if any, by which the aggregate Fair Market Value (as of the date the Substitute Award is granted) of the Shares subject to the Substitute Award exceeds the aggregate option price thereof, and Y is the amount, if any, by which the aggregate Fair Market Value (determined by the Committee as of the time immediately preceding the transaction giving rise to the Substitute Awards) of the Shares of the predecessor entity that were subject to the grant assumed or substituted for the Company exceeds the aggregate option price of such Shares.

6.4    Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, the Committee has the authority to grant to Participants who are not residents of the United States Nonqualified Stock Options that have a term greater than ten (10) years.

6.5    Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve. The terms and restrictions applicable to Options need not be the same for each grant or for each Participant.

6.6    Payment. Options granted under this Article 6 shall be exercised by the delivery to the Company or an agent designated by the Company of a notice of exercise in a form specified or accepted by the Committee, or by complying with any alternative procedures authorized by the Committee,. The notice of exercise shall set forth the number of Shares with respect to which the Option is to be exercised and be accompanied by full payment for the Shares.

Payment of the Option Price shall be a condition to the issuance of the Shares as to which an Option shall be exercised. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price; (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b) and/or (c); or (e) any other method approved or accepted by the Committee, in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares or, upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements or restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to the Shares.

6.8    Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following Termination of Employment or termination of services to the Company, its Affiliates and/or its Subsidiaries, as the case may be. These provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9    Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), the Participant shall notify the Company of such disposition within ten (10) days thereof.

6.10    No Other Feature of Deferral. No Option granted pursuant to this Plan shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Option.

Article 7. Stock Appreciation Rights

7.1    Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. However, an Employee who is employed by an Affiliate and/or Subsidiary may be granted SARs only to the extent the Affiliate and/or Subsidiary is: (i) part of the Company’s controlled group of corporations or (ii) a trade or business under common control, as of the date of grant, as determined within the meaning of Code Section 414(b) or 414(c) and substituting for this purpose ownership of at least fifty percent (50%) of the Affiliate and/or Subsidiary to determine the members of the controlled group of corporations and the entities under common control.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to the SARs.

The Grant Price for each grant of a SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.

Notwithstanding this Section 7.1 to the contrary, in the case of a SAR that is a Substitute Award, the Grant Price of the Shares subject to the SAR may be less than the Fair Market Value per Share on the date of grant; provided, however, that the X shall not exceed Y, where X is the amount, if any, by which the aggregate Fair Market Value (as of the date on which the Substitute Award is granted) of the Shares subject to the Substitute Award exceeds the aggregate Grant Price with respect to the Shares subject to the Substitute Award and Y is the amount, if any, by which the aggregate Fair Market Value (determined by the Committee as of the time immediately preceding the transaction giving rise to the Substitute Awards), of the Shares of the predecessor entity that were subject to the grant assumed or substituted for the Company exceeds the aggregate Grant Price of the Shares.

7.2    SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR and such other provisions as the Committee shall determine.

7.3    Term of SAR. The term of a SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and, except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, the Committee has the authority to grant to Participants who are not residents of the United States SARs that have a term greater than ten (10) years.

7.4    Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5    Settlement of SARs. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of the excess of the Fair Market Value of a Share on the date of exercise over the Grant Price and the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares or any combination of cash and Shares, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6    Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following Termination of Employment with, or provision of services to, the Company, its Affiliates and/or its Subsidiaries, as the case may be. These provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.7    Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

7.8    No Other Feature of Deferral. No SAR granted pursuant to this Plan shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.

Article 8. Restricted Stock and Restricted Stock Units

8.1    Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine.

8.2    Restricted Stock or Restricted Stock Unit Agreement. Each grant of Restricted Stock and/or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3    Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which the Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of the Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to the Shares have been satisfied or have lapsed.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to the Shares have been satisfied or have lapsed (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

8.4    Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Libbey Inc. 2006 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of this Plan and the Award Agreement may be obtained from Libbey Inc.

8.5    Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, Participants holding Shares of Restricted Stock granted pursuant to this Plan may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted pursuant to this Plan.

8.6    Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following Termination of Employment with, or provision of services to, the Company, its Affiliates and/or its Subsidiaries, as the case may be. These provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.7    Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of the election with the Company.

Article 9. Performance Units/Performance Shares

9.1    Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2    Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3    Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4    Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of the Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5    Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following Termination of Employment with, or provision of services to, the Company, its Affiliates and/or its Subsidiaries, as the case may be. These provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 10. Cash-Based Awards and Other Stock-Based Awards

10.1    Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2    Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or promise to deliver or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3    Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4    Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made, in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.5    Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following Termination of Employment with, or provision of services to, the Company, its Affiliates and/or its Subsidiaries, as the case may be. These provisions shall be determined in the sole discretion of the Committee, may be included in an agreement entered into with each Participant, need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 11. Transferability of Awards

11.1    Transferability. Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a DRO; no Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation of this Section 11.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

11.2    Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

Article 12. Performance Measures

12.1    Performance Measures. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share;

(c)	Net sales or revenue growth;

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment);

(g)	Earnings before or after taxes, interest, depreciation and/or amortization;

(h)	Gross or operating margins;

(i)	Productivity ratios;

(j)	Share price (including, but not limited to, growth measures and total shareholder return);

(k)	Expense targets;

(l)	Cost reductions or savings;

(m)	Performance against operating budget goals;

(n)	Margins;

(o)	Operating efficiency;

(p)	Funds from operations;

(q)	Market share;

(r)	Customer satisfaction;

(s)	Working capital targets; and

(t)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary and/or Affiliate as a whole or any business unit of the Company, Subsidiary and/or Affiliate, or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.

12.2    Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) Extraordinary Items, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent the inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.3    Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust the Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

12.4    Committee Discretion. If applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of the changes, the Committee shall have sole discretion to make the changes without obtaining shareholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, if the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make the grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

Article 13. Non-employee Director Awards

Non-employee Directors may be granted Awards pursuant to this Plan only in accordance with this Article 13. Awards granted to Non-employee Directors pursuant to this Plan shall not be subject to management’s discretion. From time to time, the Nominating and Governance Committee shall set the amount(s) and type(s) of Awards that shall be granted to all Non-employee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on each of the following: (a) the number of committees of the Board on which a Non-employee Director serves, (b) service of a Non-employee Director as the chair of a committee of the Board, (c) service of a Non-employee Director as Chairman of the Board, or

(d) the first selection or appointment of an individual to the Board as a Non-employee Director. Subject to the limits set forth in Section 4.1(c) and the foregoing, the Nominating and Governance Committee shall grant these Awards to Non-employee Directors and any Non-employee Chairman of the Board, and grant new Non-employee Director Awards, as it shall from time to time determine. The terms and conditions of any grant to any Non-employee Director shall be set forth in an Award Agreement.

Article 14. Dividend Equivalents

Any Participant selected by the Committee may be granted Dividend Equivalents on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. However, no Dividend Equivalents may be granted on any Award of Options or SARs.

Article 15. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of the benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.

Article 16. Rights of Participants

16.1    Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates and/or its Subsidiaries. Accordingly, subject to Articles 3 and 18, this Plan and the benefits under it may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates and/or its Subsidiaries.

16.2    Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

16.3    Rights as a Shareholder. Except as otherwise provided in this Plan, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of the Shares.

Article 17. Change in Control

17.1    Change of Control of the Company. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 17 shall apply in the event of a Change of Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.

Upon a Change of Control, all then-outstanding Options and SARs shall become fully vested and exercisable immediately, and all other Awards that are not then vested and as to which vesting depends upon only the satisfaction of a service obligation by a Participant to the Company, Subsidiary or Affiliate

shall vest in full and be free of restrictions related to the vesting of the Awards, except to the extent that another Award meeting the requirements of Section 17.2 (a “Replacement Award”) is provided to the Participant to replace the Award in question (the “Replaced Award”). The treatment of any other Awards shall be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.

Except to the extent that a Replacement Award is provided to the Participant, the Committee may, in its sole discretion: (i) determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with the cancellation and termination the holder of the Award may receive for each Share of Common Stock subject to the Awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to the cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a Share of Common Stock in connection with the transaction and the product of the purchase price, if any, per share under the Award and the number of Shares of Common Stock subject to the Award; provided, however, that if the product is zero or less, or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefor; or (ii) provide that the period to exercise Options or SARs granted under the Plan shall be extended (but not beyond the expiration of the Option or SAR).

17.2    Replacement Awards. An Award shall meet the conditions of this Section 17.2 (and hence qualify as a Replacement Award) if: (i) it has a value at least equal to the value of the Replaced Award as determined by the Committee in its sole discretion; (ii) it relates to publicly traded equity securities of the Company or its successor pursuant to the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and (iii) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination as to whether the conditions of this Section 17.2 are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

17.3    Termination of Employment. Upon a Termination of Employment or, in the case of Directors, a termination of service as a Director, of a Participant occurring in connection with or during the period of two (2) years after the Change in Control, other than for Cause, (i) all Replacement Awards held by the Participant shall become fully vested and (if applicable) exercisable and free of restrictions, and (ii) all Options and SARs held by the Participant immediately before the termination of employment or termination of service as a Director that the Participant held as of the date of the Change in Control or that constitute Replacement Awards shall remain exercisable for not less than one (1) year following the termination or until the expiration of the stated term of the Option or SAR, whichever period is shorter; provided that, if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.

Article 18. Amendment, Modification, Suspension, and Termination

18.1    Amendment, Modification, Suspension, and Termination. Subject to Section 18.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.4, Options or SARs issued under this Plan will not be repriced, replaced or regranted through cancellation and substitution of another Award, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation or stock exchange rule.

18.2    Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 18.3), no termination, amendment, suspension or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding the Award.

18.3    Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated under the present or future law.

Article 19. Withholding

19.1    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

19.2    Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted pursuant to this Plan, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 20. Successors

All obligations of the Company under this Plan with respect to Awards granted pursuant to this Plan shall be binding on any successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 21. General Provisions

21.1    Forfeiture Events.

(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. These events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate and/or Subsidiary, violation of material Company, Affiliate and/or Subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates and/or its Subsidiaries.

(b)

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying the financial reporting requirement.

21.2    Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of the Shares.

21.3    Gender and Number. Except where otherwise indicated by the context, any masculine term used in this Plan also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.4    Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.5    Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.6    Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.7    Inability to Obtain Authority. The inability of the Company to obtain from any regulatory body having jurisdiction such authority as the Company’s counsel deems to be necessary to the lawful issuance and sale of any Shares under this Plan, shall relieve the Company of any liability in respect of the failure to issue or sell the Shares as to which requisite authority shall not have been obtained.

21.8    Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute the Shares.

21.9    Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates and/or its Subsidiaries operate or in which Employees or Directors of the Company, its Affiliates and/or its Subsidiaries are located, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b)	Determine which Employees and/or Directors outside the United States are eligible to participate in this Plan;

(c)	Modify the terms and conditions of any Award granted to Employees and/or Directors outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent the actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions under this Section 21.9, and no Awards shall be granted, that would violate applicable law.

21.10    Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of the Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.11    Unfunded Plan. Participants shall have no right, title or interest in or to any investments that the Company and/or its Subsidiaries and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries and/or its Affiliates under this Plan, the right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary or an Affiliate, as the case may be. All payments to be made under this Plan shall be paid from the general funds of the Company, a Subsidiary or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of the amounts except as expressly set forth in this Plan.

21.12    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether fractional Shares or any rights to fractional Shares shall be forfeited or otherwise eliminated.

21.13    Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless the other plan expressly provides that the compensation shall be taken into account in computing a Participant’s benefit.

21.14    Deferred Compensation. It is intended that any Award made under this Plan that results in the deferral of compensation (as defined under Code Section 409A) complies with the requirements of Code Section 409A.

21.15    Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt the other compensation arrangements as it may deem desirable for any Participant.

21.16    No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action that the entity deems to be necessary or appropriate.

21.17    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

21.18    Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless the loss, cost, liability or expense is a result of his/her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which the individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

21.19    No Guarantee of Favorable Tax Treatment. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any Award under the Plan.

LIBBEY INC.

PROXY

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints each of John F. Meier, Richard I. Reynolds and Susan Allene Kovach, as proxy, with full power of substitution, to vote all shares of Common Stock of Libbey Inc. held of record by the undersigned on March 10, 2006, at the Annual Meeting of Stockholders to be held on May 4, 2006 and at any adjournment thereof, upon the matters referred to on the reverse side and described in the proxy statement furnished herewith, and in their discretion, upon any other matters which may properly come before the meeting. If no directions are given, the proxies will vote FOR the election of all listed director nominees, FOR the approval of the Libbey Inc. 2006 Omnibus Incentive Plan, FOR the ratification of Ernst & Young LLP as the independent auditors of Libbey Inc. for its fiscal year ending December 31, 2006, and in the proxies’ discretion on any other matters that may properly come before the meeting.

The board of directors of Libbey Inc. recommends a Vote FOR election of all listed director nominees, FOR approval of the Libbey Inc. 2006 Omnibus Incentive Plan and FOR the ratification of Ernst & Young LLP as the independent auditors of Libbey Inc. for its fiscal year ending December 31, 2006.

Please sign on the reverse side of this card and return it promptly in the enclosed postage-paid envelope.

(Continued, and please sign on reverse side)

LIBBEY INC. P.O. BOX 11258 NEW YORK, NY 10203-0258

LIBBEY INC.

TOLEDO, OH

ANNUAL MEETING OF SHAREHOLDERS

THURSDAY, MAY 4, 2006

2:00 P.M., LOCAL TIME

☐	Ú DETACH PROXY CARD HERE Ú

			Sign, Date and Return the Proxy Card in the Enclosed Envelope.	☒
				Votes MUST be indicated (x) in Black or Blue ink.

1.	Election of Directors						FOR	AGAINST	ABSTAIN

	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐ * EXCEPTIONS ☐	3.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006	☐	☐	☐

	The nominees for the board of directors are: John F. Meier, Carol B. Moerdyk and Gary L. Moreau				4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

	* Exceptions
	(INSTRUCTIONS: To vote your shares for all Director nominees, mark “For” box on Item 1. To withhold voting for all nominees mark “Withhold” box. If you do not wish your shares voted for a particular nominee, enter the name(s) of the exception(s) in the space provided above.)					To change your address, please mark this box.			☐

		FOR	AGAINST	ABSTAIN	To include any comments, please mark this box.	☐
2.	Proposal to approve the Libbey Inc. 2006 Omnibus Incentive Plan	☐	☐	☐

S C A N L I N E ( F P O )

Please sign exactly as name(s) appear hereon. Joint owners should each sign personally. When signing as executor, administrator, corporation officer, attorney, agent, trustee, guardian or in other representative capacity, please state your full title as such.

Date	Share Owner sign here	Co-Owner sign here

LIBBEY INC.
To: JPMorgan Chase Bank, Trustee of: -Libbey Inc. Retirement Savings Plan -Libbey Inc. Supplemental Retirement Plan

As a participant in one or more of the above plans, I hereby direct the Trustee to vote all common shares of Libbey Inc. allocated to my account as of March 10, 2006 as indicated on the reverse side, at the annual meeting of shareholders to be held on May 4, 2006, or any adjournment thereof. If no directions are given and the signed card is returned, the Trustee will vote my allocated shares FOR the election of all listed director nominees, FOR approval of the Libbey Inc. 2006 Omnibus Incentive Plan and FOR the ratification of Ernst & Young LLP as the independent auditors of Libbey Inc. for its fiscal year ending December 31, 2006.

The board of directors of Libbey Inc. recommends a vote FOR election of all listed director nominees, FOR approval of the Libbey Inc. 2006 Omnibus Incentive Plan and FOR the ratification of Ernst & Young LLP as the independent auditors of Libbey Inc. for its fiscal year ending December 31, 2006.

Please sign on the reverse side of this card and return it promptly in the enclosed postage-paid envelope. If you do not return this card by April 28, 2006, the shares allocated to your account will be voted in the manner that the majority of the shares for which instruction cards received by the Trustee are voted.

(Continued, and please sign on reverse side)

LIBBEY INC. P.O. BOX 11076 NEW YORK, NY 10203-0076

LIBBEY INC.

TOLEDO, OH

ANNUAL MEETING OF SHAREHOLDERS

THURSDAY, MAY 4, 2006

2:00 P.M., LOCAL TIME

☐	Ú DETACH PROXY CARD HERE Ú

			Sign, Date and Return the Proxy Card in the Enclosed Envelope.	☒
				Votes MUST be indicated (x) in Black or Blue ink.

1.	Election of Directors						FOR	AGAINST	ABSTAIN

	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐ * EXCEPTIONS ☐	3.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006	☐	☐	☐

	Nominees: John F. Meier, Carol B. Moerdyk and Gary L. Moreau				4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

	* Exceptions
	(INSTRUCTIONS: To vote your shares for all Director nominees, mark “For” box on Item 1. To withhold voting for all nominees mark “Withhold” box. If you do not wish your shares voted for a particular nominee, enter the name(s) of the exception(s) in the space provided above.)					To change your address, please mark this box.			☐

		FOR	AGAINST	ABSTAIN	To include any comments, please mark this box.	☐
2.	Proposal to approve the Libbey Inc. 2006 Omnibus Incentive Plan	☐	☐	☐

S C A N L I N E

Please sign exactly as name(s) appear hereon. Joint owners should each sign personally. When signing as an executor, administrator, corporation officer, attorney, agent, trustee, guardian or in other representative capacity, please state your full title as such.

Date	Share Owner sign here	Co-Owner sign here